UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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THE BOSTON BEER COMPANY, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2026

NOTICE OF THE 2026 ANNUAL MEETING OF **STOCKHOLDERS**

MAY 27, 2026 | 3 P.M. ET

BOSTON BEER co.
· ESTD. 1984 ·

Dear

Fellow Stockholder

Jim Koch

Founder, Brewer, President,
CEO, and Chairman

April 10, 2026

It is my pleasure to invite you to attend our 2026 Annual Meeting of Stockholders on Wednesday, May 27, 2026, at 3:00 p.m. ET at our Samuel Adams Boston Taproom, located at 60 State Street in Boston, Massachusetts. At the Annual Meeting you will be asked to elect three Class A Directors and cast an advisory vote on executive compensation. As the holder of the voting rights of the Company’s Class B Common Stock, I will elect five Class B Directors and cast a vote to ratify the selection of our independent registered public accounting firm. You will find details on the background and qualifications of our Board of Director nominees in this Proxy Statement. As requested elsewhere in the accompanying materials, please submit your proxy as soon as possible.

As you may have read in our Annual Report and will read in this Proxy Statement, we continue to have a broad portfolio of healthy brands that we believe will drive our growth into the future. We have the #1 flavored malt beverage in Twisted Tea, the #2 hard seltzer in Truly, the #1 hard cider in Angry Orchard, two strong, established beer brands in Samuel Adams and Dogfish Head, and a growing RTD spirit brand in Sun Cruiser, as well as some exciting new innovations on the horizon.

We have experienced a few changes to our leadership team since last year’s Proxy Statement.

In August, Michael Spillane stepped down from his position as President and CEO for personal reasons, after leading the Company since March 2024. He currently remains on the Board as a non-independent Director, but after ten years of valued service he decided not to stand for reelection and will retire from his position on the Board at the end of the 2026 Annual Meeting. I succeeded Michael in the role of President and CEO, while continuing in my role as Chairman of the Board. I previously served as our President and CEO from when I founded the Company in 1984 until January 2001.

In October, we named Phil Hodges as our Chief Operating Officer, after he had previously served in the role of Chief Supply Chain Officer since May 2023. I am excited to have Phil helping lead our executive team going forward. In connection with this change, Phil Savastano was promoted to Chief Supply Chain Officer, overseeing brewery management, procurement, customer service, engineering, safety, quality and planning.

In November, we appointed Laura Boynton as our Chief People Officer. Laura has served in numerous human resources roles with the Company since 2001, most recently as Sr. Director of HR Business Partners since August 2024.

At the Annual Meeting each year, it is always a pleasure for me to share Company news with you and, of course, samples of the products that we believe will support our long-term growth. More importantly, the meeting is an opportunity for you to ask questions and express opinions about the Company, regardless of the number of shares that you own. I am especially excited about holding the meeting at the Samuel Adams Boston Taproom again this year. We strongly encourage the use of public transportation due to parking limitations in the area.

The Proxy Statement and Boston Beer’s Annual Report for the fiscal year that ended December 27, 2025 are available at investors.bostonbeer.com. On behalf of the Board of Directors and Boston Beer’s Executive Leadership Team, I thank you for your continued confidence and support of Boston Beer and our products.

Cheers!

Jim Koch

Founder, Brewer, President, CEO, and Chairman

Notice of the 2026

Annual Meeting of Stockholders

Meeting Information
May 27, 2026,
3:00 p.m. ET

Samuel Adams Boston Taproom
Faneuil Hall, 60 State Street,
Boston, Massachusetts

To our Stockholders:

The 2026 Annual Meeting of the Stockholders (the “Annual Meeting”) of The Boston Beer Company, Inc. (“Boston Beer,” the “Company,” “we,” or “us”) will be held at the Samuel Adams Boston Taproom, Faneuil Hall, 60 State Street, Boston, Massachusetts at 3:00 p.m. ET on Wednesday, May 27, 2026.

The Class A Stockholders will meet for the following purposes:

1.

For the election of the three (3) Class A Directors named in this Proxy Statement, each to serve for a term of one (1) year;

2.

To conduct an advisory vote regarding the compensation of our Named Executive Officers; and

3.

To consider and act upon any other business that may properly come before the meeting.

The Class B Stockholder will attend for the following purposes:

1.

For the election of five (5) Class B Directors, each to serve for a term of one (1) year;

2.

To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 52-week fiscal year ending December 26, 2026 (“Fiscal Year 2026”); and

3.

To consider and act upon any other business that may properly come before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors fixed the close of business on March 20, 2026 as the Record Date for the meeting. Only Stockholders of Record on the Record Date are entitled to notice of and to vote at the meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

You may submit your proxy: (1) by mail using a proxy card; (2) by calling the toll-free number listed on your proxy card; or (3) through the internet, as described in the enclosed materials. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be voted. This Proxy Statement and the accompanying proxy are being distributed on or about April 10, 2026.

By order of the Board of Directors,

MICHAEL G. ANDREWS

Associate General Counsel & Corporate Secretary

April 10, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 27, 2026

BY INTERNET	BY TELEPHONE	BY MAIL	AT THE ANNUAL MEETING
You may vote your shares via the internet by following the instructions provided in the Notice. To vote by the internet, go to www.envisionreports.com/sam and follow the steps outlined on the secured website.	You may vote your shares by telephone by following the instructions provided in the Notice. To vote by telephone, call toll free at 1-800-652-8683.	If you received printed copies of the Proxy Materials, you may vote by completing, signing, and dating the Proxy Card and returning it in the prepaid envelope.	You may vote in person at the Annual Meeting. If you voted via proxy before the meeting, you must revoke it in order to vote in person. If you need to revoke your proxy, please consult with a Boston Beer representative upon admission to the Annual Meeting.

The Notice of Annual Meeting, Proxy Statement, and the Annual Report to Stockholders (the “Proxy Materials”) are available at investors.bostonbeer.com.

YOUR VOTE IS IMPORTANT!

Whether or not you are able to attend our Annual Meeting, please vote as soon as reasonably possible. Under New York Stock Exchange rules, your broker will NOT be able to vote your shares, unless they receive specific instructions from you. We strongly encourage you to vote.

We continue to be advised, and a number of our stockholders have experienced, that many states are strictly enforcing escheatment laws and requiring shares held in “inactive” accounts to be escheated to the state in which the stockholder was last known to reside. One way that you can ensure that your account remains “active” is to vote your shares.

We encourage you to vote via the internet or by telephone. It is convenient for you and saves the Company significant postage and processing costs. To vote via the internet, go to http://www.envisionreports/sam and follow the steps outlined on the secured website. To vote by telephone, call toll free at 1-800-652-8683. Internet and telephone voting for Stockholders of Record will be available 24 hours a day and will close at 11:59 p.m. ET on May 26, 2026.

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement but does not contain all of the information that you should consider regarding the proposals for this Annual Meeting. We recommend that you read the entire Proxy Statement before casting your vote.

Online Availability of Proxy Materials

Your proxy is being solicited for the 2026 Annual Meeting of Stockholders of The Boston Beer Company, Inc. A Notice of the Online Availability of Proxy Materials has been mailed to all Stockholders of Record advising that they can: (1) view all Proxy Materials online; and (2) request a paper or email copy of the Proxy Materials free of charge. We encourage stockholders to access their Proxy Materials online to reduce the environmental impact and cost of our proxy solicitation.

Eligibility to Vote

Only Stockholders of Record are eligible to vote at the Annual Meeting. You can vote if you held shares of Class A or Class B Common Stock as of the close of business on Friday, March 20, 2026. Each outstanding share of Boston Beer’s Class A and Class B Common Stock entitles the stockholder to one (1) vote on each matter properly brought before the respective class.

Note Regarding Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this Proxy Statement, including but not limited to the Compensation Discussion and Analysis, or the “CD&A.” These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in our Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”). We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Description of the Company’s Business

The Company was founded in 1984 as a craft brewery and competes in the craft beer category primarily with its Samuel Adams and Dogfish Head brands. The Company has a strong history of innovation and has internally developed brands outside of the craft beer category that are among the leaders in their respective categories. These brands include Twisted Tea, a flavored malt beverage introduced in 2001, Angry Orchard, a hard cider introduced in 2011, Truly Hard Seltzer, a hard seltzer introduced in 2016, and Sun Cruiser, a vodka spirits RTD introduced in 2024. In 2025, approximately 86% of the Company’s volume is in the “beyond beer” category, with the remainder in traditional beer. The Company is the second largest supplier in beyond beer at a 20% market share.

The Company’s business goal is to grow market share in the US Beer Market by creating and offering high quality alcohol beverages. With the support of a large, well-trained sales organization and world-class brewers, the Company strives to achieve this goal by offering consumer-responsive beverages, increasing brand availability and awareness through traditional media and digital advertising, point-of-sale, promotional programs, and drinker education and engagement.

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2025 Business Results

Our business results for fiscal period ended December 27, 2025 (“Fiscal Year 2025”) were as follows:

•	Depletions (sales by our wholesalers to retailers) decreased by 4% from the fiscal period ended December 28, 2024 (“Fiscal Year 2024”)
•	Shipments (our sales to our wholesalers) decreased by 4.7% from Fiscal Year 2024 to approximately 7.1 million barrels
•	Net revenue of $1.965 billion decreased by 2.4% from Fiscal Year 2024
•	Gross margin of 48.5% increased 410 basis points from Fiscal Year 2024
•	Net income of $108.5 million and diluted income per share of $9.89
•	We generated $270.2 million in operating cash flow for the full year 2025 and ended the year with $223.4 million in cash and no debt
•	We repurchased approximately $200 million in shares in 2025

Voting Matters and Board Recommendations

Item #	Voting Matters	Board Recommendation
Item 1	The election of each of the three (3) nominees for Class A Director, to be decided by plurality vote of the holders of Class A Common Stock present in person or represented by proxy.	FOR each Director Nominee
Item 2	The non-binding advisory “Say-on-Pay” vote to approve the compensation of our Named Executive Officers, to be voted on by the holders of Class A Common Stock present in person or by proxy.	FOR
Item 3	The election of each of the five (5) nominees for Class B Director, to be decided by the affirmative vote of the holder of the outstanding shares of Class B Common Stock.	FOR each Director Nominee
Item 4	The ratification of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for Fiscal Year 2026, to be decided by the affirmative vote of the holder of the outstanding shares of Class B Common Stock.	FOR

Board Nominees

CLASS A DIRECTOR NOMINEES

Name	Age	Director Since	Principal Occupation	Current Committee Assignments
Joseph H. Jordan	52	2024	Chief Operating Officer and President of Domino’s US	Comp (Chair), Audit
Meghan V. Joyce	42	2019	Co-Founder and CEO of Duckbill Technologies, Inc.	NomGov (Chair), Audit
Cynthia L. Swanson	64	2023	(Retired) Chief Financial Officer (Europe and Sub Sahara Africa) of PepsiCo	Audit (Chair), Comp

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CLASS B DIRECTOR NOMINEES

Name	Age	Director Since	Principal Occupation	Current Committee Assignments
Samuel A. Calagione, III	56	2020	Founder and Brewer of Dogfish Head Brewery	-
Cynthia A. Fisher	65	2012	Founder and Chairman of PatientRightsAdvocate.org	-
C. James Koch	76	1995	Founder, Chairman, President and CEO of Boston Beer	-
Julio N. Nemeth*	65	2020	(Retired) Chief Product Supply Officer of Procter & Gamble	Comp, NomGov
Christopher I. “Biz” Stone	52	2024	Entrepreneur, Co-Founder of Twitter, Medium, Jelly, and Future Positive	Comp, NomGov

Abbreviations: Audit=Audit Committee; Comp=Compensation Committee; NomGov=Nominating/Governance Committee

*Lead Director

In August 2025, Michael Spillane stepped down from his role as our President and Chief Executive Officer for personal reasons but remained with the Company as an advisor and a non-independent member of the Board of Directors. Chairman and Founder C. James Koch assumed the position of President and CEO effective August 15, 2025.

In March 2026, Mr. Spillane notified the Company that he would be retiring from the Board following the 2026 Annual Meeting of Stockholders. At that time, the Board determined to: (1) leave a Class B vacancy that will be filled upon the identification of an appropriate candidate; and (2) continue to fix the number of Directors at nine.

Named Executive Officers

For Fiscal Year 2025, Boston Beer’s “Named Executive Officers,” or “NEOs,” were Chairman, President, and Chief Executive Officer C. James Koch, Treasurer and Chief Financial Officer Diego Reynoso, and our next three most-highly compensated Executive Officers, namely Chief Operating Officer Philip A. Hodges, Chief Sales Officer Michael R. Crowley, and Chief Legal Officer and General Counsel Tara L. Heath. Additionally, pursuant to 17 CFR § 229.402, former President and Chief Executive Officer Michael Spillane qualifies as an NEO for Fiscal Year 2025. Mr. Spillane stepped down from his position as President and CEO effective August 15, 2025, and remained employed by the Company in an advisory role through March 2026.

Executive Compensation

Boston Beer’s executive compensation program seeks to attract, develop, engage, and reward highly talented executives with an overall compensation package that provides strong performers with the opportunity to earn competitive compensation over the long term through a combination of base salary, cash incentives, and equity awards. The program focuses on “pay for performance” through cash bonuses linked to company performance targets and equity awards with both performance-based vesting tied to key metrics and time-based vesting linked to continued employment. We believe that executive compensation should be aligned with achieving the Company's strategic goals and delivering strong Company performance, both in terms of growth and long-term stockholder value.

Boston Beer is dedicated to having effective corporate governance standards in place around our executive compensation program. Some highlights of those standards include:

•	Independent oversight over executive compensation by the Compensation Committee;
•	Competitive benchmarking of executive compensation against a peer group;
•	Cash bonus program for Executive Officers based primarily on Company performance (depletions growth, EBIT, and focused cost savings);
•	Discretion to reduce equity and individual bonus payouts to zero for non-performance;
•	Long-term equity program with a mix of performance and time-based vesting criteria;
•	Annual advisory Say-on-Pay vote;
•	Policy banning hedging and pledging of stock by Directors, Officers, and other coworkers designated as Company “insiders”; and
•	Robust equity ownership guidelines applicable to our Chairman and CEO.

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2025 Compensation of Chairman, President & CEO C. James Koch

Mr. Koch, the Company’s Founder, Brewer, and Chairman, reassumed the position of President and CEO effective August 15, 2025. During 2025, both before and after this appointment, Mr. Koch elected to forgo salary and bonus, and he was granted no new equity. His compensation in 2025 was comprised solely of $5,637 in health and welfare coverage and $58 in life and disability insurance premiums, resulting in $5,695 in total compensation for 2025.

2025 Compensation of Former President & CEO Michael Spillane

Mr. Spillane stepped down from his position of President and CEO effective August 15, 2025, but remained employed in an advisory role for the balance of Fiscal Year 2025. His compensation in 2025 included a base salary, a performance-based cash bonus, an annual performance-based restricted stock unit (“RSU”) award, a performance-based stock option award, and a time-based stock option award. The mix of his total compensation for 2025 is set forth below:

Former President & CEO Michael Spillane
2025 Total Compensation Mix

Annual Compensation
Base Salary Received	$803,519
Performance-Based Cash Bonus	$874,281
Performance-Based RSU Award	$1,000,188
Stock Option Awards	$6,200,161
Other Compensation	$14,685
2025 TOTAL COMPENSATION	$8,892,835

Each of the categories of Mr. Spillane’s compensation mix are described in detail in the CD&A section of this Proxy Statement under the heading “Compensation of Michael Spillane, Former President & Chief Executive Officer.” Included in that discussion are the establishment of Mr. Spillane’s base salary, his achievement on the 2025 Bonus Scale, and the grant of his equity awards, all of which were approved by the Compensation Committee and the full Board of Directors. The Compensation Committee believes that Mr. Spillane’s compensation package was structured in a way that provided him with appropriate incentives and rewards for superior performance and increasing stockholder value.

CEO compensation was a topic of discussion with stockholders following our 2025 non-binding Say-on-Pay resolution, which received a favorable vote of 93.9% of the votes cast. Our stockholder outreach and engagement efforts prior to and following that result are discussed in detail under the heading “Stockholder Engagement” below.

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Other Named Executive Officer 2025 Compensation Mix

The mix of 2025 potential compensation of our Named Executive Officers, other than Mr. Koch and Mr. Spillane, was also consistent with the goals of our executive compensation program. For example, as shown in the adjacent chart, variable compensation, in the form of equity awards and performance-based bonus potential, provided approximately 92% of total potential compensation, in the aggregate, of our other Named Executive Officers.

OTHER NEO TARGET COMPENSATION MIX IN 2025

The actual compensation paid to each of our Named Executive Officers in 2025 is discussed in the CD&A. Of the total compensation potential of our other Named Executive Officers for 2025, base salary constituted 4% to 16%, performance-based cash bonus potential based on 2025 performance constituted 3% to 10%, and equity compensation constituted 74% to 93%.

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Nominees for Board of Directors

The nominees for election to our Board of Directors at the Annual Meeting are identified below. They are nominated as Class A or Class B Directors, as noted, to serve for a one-year term ending at the close of the 2027 Annual Meeting. Each has been nominated in accordance with our Articles of Organization, By-Laws, and Corporate Governance Guidelines. As discussed in more detail below, each nominee has extensive business and senior management experience, and together they collectively represent a group of individuals with diverse skills and experience in the areas that we consider to be critical to our business, including the alcohol beverage industry, marketing and brand development, operations and supply chain management, finance, sales, corporate governance, human capital, innovation, technology, entrepreneurship, and general enterprise management.

As mentioned above, the Board has determined to continue to set the number of Directors on the Board at nine, leaving a Class B vacancy to be filled upon the identification of an appropriate candidate to succeed Mr. Spillane.

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Nominees for Class A Director

We recommend that the Class A Stockholders vote “FOR ALL” nominees.

JOSEPH H. JORDAN

Age: 52

Director since: 2024

INDEPENDENT CLASS A DIRECTOR NOMINEE

Joe Jordan currently serves as Chief Operating Officer and President for Domino’s US, a global food services chain based in Ann Arbor, Mich., a position he has held since March 2025. In this role, he oversees domestic operations and marketing, as well as global services, including technology. He has been with Domino’s since 2011, including as President – U.S. and Global Services from 2022 to 2025; Executive Vice President – International from 2018 to 2022; Senior Vice President and Chief Marketing Officer from 2015 to 2018; and Vice President of Innovation from 2011 to 2014. Prior to joining Domino’s, Mr. Jordan worked at PepsiCo North America for six years, where he last served as a Senior Director of Marketing. Prior to PepsiCo, he held marketing roles at Philips Electronics and Unilever, and was a consultant for Accenture in Washington D.C. He previously served on the Board of Directors for DPC Dash Ltd, a master franchisee of Dominos based in Hong Kong. He was appointed to our Audit Committee and Compensation Committee in July 2024 and appointed as Chair of the Compensation Committee in May 2025.

Committees: Audit Committee, Compensation Committee (Chair)

Other Public Company Directorships: None

Specific qualifications and experience of particular relevance to Boston Beer

Mr. Jordan brings significant brand management, consumer packaged goods industry, and innovation expertise and experience to the Board.

MEGHAN V. JOYCE

Age: 42

Director since: 2019

INDEPENDENT CLASS A DIRECTOR NOMINEE

Ms. Joyce is the Co-Founder and Chief Executive Officer of Duckbill Technologies, Inc., a venture-backed tech company based in Boston, a position she has held since April 2022. Prior to this role, she was the Chief Operating Officer and EVP of Platform for Oscar Health (NYSE: OSCR), a technology-focused health insurance company based in New York, New York, a position she held from September 2019 until April 2022. In this role, she oversaw Oscar’s operations, technology, marketing, and clinical operations, as well as its technology and services solutions. She has continued to serve as a Senior Advisor for Oscar since April 2022. Prior to her position at Oscar, she worked for Uber Technologies, Inc., a tech company headquartered in San Francisco, from 2013 to 2019. From 2017 to 2019, she served as Regional General Manager for Uber US & Canada Cities, responsible for business outcomes and rider and driver experience in communities across the US & Canada. Ms. Joyce served as Uber’s East Coast General Manager from 2015 to 2017 and Boston General Manager from 2013 to 2015. Prior to that, she served as a Senior Policy Advisor for the United States Department of the Treasury in Washington, D.C. from 2011 to 2012. Ms. Joyce previously worked as an investor for Bain Capital and a consultant for Bain & Company. In August 2021, Ms. Joyce was appointed to the Board of Directors of Guardant Health, Inc., an oncology-focused health company based in Palo Alto, California. She serves on Guardant’s Audit Committee and Compensation Committee.

Committees: Nominating/Governance Committee (Chair), Audit Committee

Other Public Company Directorships: Guardant Health, Inc.

Specific qualifications and experience of particular relevance to Boston Beer

Ms. Joyce has extensive experience in business strategy, managing growth, financial modeling, modern consumer recruitment and engagement, digital marketing and implementation of new technologies, and management and retention of diverse employee groups. She was appointed Chair of our Nominating/Governance Committee in May 2020, after having served on the committee since May 2019. She has served on the Audit Committee since May 2019 and served on the Compensation Committee from May 2019 to May 2020.

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CYNTHIA L. SWANSON

Age: 64

Director since: 2023

INDEPENDENT CLASS A DIRECTOR NOMINEE

Ms. Swanson was appointed to Boston Beer’s Board of Directors in July 2023. She has over thirty years of senior financial management experience in the beverage industry. From 1991 to 2020, Ms. Swanson served in several senior roles with PepsiCo, a multinational food, snack, and beverage company headquartered in Purchase, New York. Most recently she served as Chief Financial Officer of PepsiCo Europe and Sub Sahara Africa from January 2017 to March 2020, a role that was based in Geneva, Switzerland. Prior to that, she served as Chief Financial Officer of PepsiCo Americas Beverages from September 2005 to December 2016; Senior Vice President of PepsiCo Global Mergers, Acquisitions & Merger Integration from 2002 to 2005; Chief Financial Officer Frito-Lay International Latin America, Asia Pacific & Australia Division from 2000 to 2002; and Vice President and Chief Financial Officer of Pepsi-Cola International Central Europe Region from 1993 to 1999. From 2013 to 2016, Ms. Swanson served on the Board of Directors of Women In Need, Inc., a non-profit organization aiming to break the cycle of homelessness for women and their children in New York, New York.

Committees: Audit Committee (Chair), Compensation Committee

Other Public Company Directorships: None

Specific qualifications and experience of particular relevance to Boston Beer

Ms. Swanson has extensive experience leading beverage and consumer packaged goods organizations. Her significant financial experience in the beverage industry helps shape our overall financial and operational strategies. She was appointed to our Audit Committee and our Compensation Committee in July 2023 and appointed as Chair of the Audit Committee in May 2025.

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Nominees for Class B Director

SAMUEL A. CALAGIONE, III

Age: 56

Director since: 2020

CLASS B DIRECTOR NOMINEE

Samuel A. Calagione, III is Founder and Brewer of Dogfish Head Brewery with overall responsibility for managing the Dogfish Head brand and providing insight into all of the Company’s brands. He founded Dogfish Head with his wife Mariah Calagione in June 1995 and served as CEO until the merger with Boston Beer in July 2019. He joined the Company’s Board of Directors in October 2020. His innovative style has earned him a James Beard Award for Outstanding Wine, Spirits, or Beer Professional and a reputation as one of the country’s most adventurous brewers. He has been featured in The Wall Street Journal, USA Today, People, Forbes, Bon Appetit, and many other magazines and newspapers. He is also the author of five books, including Brewing Up a Business (2011), Off-Centered Leadership (2016), and The Dogfish Head Book: 26 Off-Centered Years (2021).

Committees: None

Other Public Company Directorships: None

Specific qualifications and experience of particular relevance to Boston Beer

During over thirty years at the helm of Dogfish Head, he grew the company from a small brewpub in Rehoboth, Delaware to an award-winning, nationally recognized brand and destination. Mr. Calagione’s skills in brewing, innovation, marketing, consumer engagement, media relations, management, distributor relations, and entrepreneurship are an invaluable asset to Boston Beer’s leadership team and the Board.

CYNTHIA A. FISHER

Age: 65

Director since: 2012

CLASS B DIRECTOR NOMINEE

Ms. Fisher is an entrepreneur, independent investor, and advisor. She is Founder and Chairman of PatientRightsAdvocate.org, a nonprofit, non-partisan policy and research organization seeking healthcare price transparency, giving power to American consumers – patients, employers, and unions – to lower their costs of care and coverage through a functional marketplace and choice. Ms. Fisher is also Co-Founder and Chairman of PowertothePatients.org, a nonprofit advocacy organization that generates public awareness on how upfront prices can lower costs and protect patients from overcharges.

Ms. Fisher also serves on the Board of Directors of Easterly Government Properties, Inc. (NYSE: DEA), a publicly held real estate investment trust based in Washington, D.C., where she chairs the Nominating & Corporate Governance Committee and serves on the Audit and Compensation Committees. Ms. Fisher is also Managing Director of WaterRev, LLC, an investment company focused on innovative technology companies that enable sustainable practices of water use.

In 1992, Ms. Fisher founded ViaCord, Inc., a cord blood stem cell banking company, and served as its Founder, Chairman, and Chief Executive Officer from 1993 to 2000. In 2000, she co-founded ViaCell, Inc., a cellular medicines company, and served as President and on the Board of Directors. ViaCell, the successor to ViaCord, went public in 2005 and was subsequently sold to PerkinElmer in 2007.

Ms. Fisher serves on the board of directors of several not-for-profit organizations, including FitMoney.org, which she co-founded, the National Park Foundation, The Florida Council of 100, and the Library of Congress Trust Fund. She previously served on the board of directors of Water.org.

Ms. Fisher is the spouse of C. James Koch, Boston Beer’s Founder and Chairman.

Committees: None

Other Public Company Directorships: Easterly Government Properties, Inc.

Specific qualifications and experience of particular relevance to Boston Beer

Ms. Fisher brings significant entrepreneurial experience, as well as insight in business strategy, operations, and consumer marketing to the Board’s overall business perspective.

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C. JAMES KOCH

Age: 76

Director since: 1995

CLASS B DIRECTOR NOMINEE

Jim Koch founded Boston Beer in 1984 and currently serves as its Chairman, President, and Chief Executive Officer. He reassumed the role of President and CEO in August 2025 after previously serving in that position from 1984 until 2021. Prior to starting Boston Beer, he had worked as a consultant for an international consulting firm, with a focus on manufacturing. He was appointed to the Board of Directors of Beyond Meat, Inc, a publicly-traded producer of plant-based meat substitutes based in Los Angeles, California, in May 2023. He sits on Beyond Meat’s Risk Committee.

Committees: None

Other Public Company Directorships: Beyond Meat, Inc.

Specific qualifications and experience of particular relevance to Boston Beer

His forty plus years at the helm of Boston Beer, during which it has grown from a small start-up company to its current position as a leading craft brewer, are a testament to his skill in brewing, strategy, brand development, and industry leadership.

JULIO N. NEMETH

Age: 65

Director since: 2020

INDEPENDENT CLASS B DIRECTOR NOMINEE

Mr. Nemeth was appointed to Boston Beer’s Board of Directors in January 2020. He has served on the Compensation Committee since that time. He joined the Nominating/Governance Committee in May 2023 and was then appointed as the Board’s Lead Director in May 2024. Mr. Nemeth was a member of the Board of Directors of WK Kellogg Co, a cereal manufacturer and distributor based in Battle Creek, Michigan, from November 2023 until the company was sold in September 2025, serving on Kellogg’s Audit and Nominating/Governance Committees. He has served on the Board of Directors of GXO Logistics, Inc., a global contract logistics company based in Greenwich, CT, since May 2025, where he is Chair of the Nominating and Corporate Governance Committee.

From 2019 until his retirement in June 2023, Mr. Nemeth served as Chief Product Supply Officer at Procter & Gamble, a consumer goods corporation headquartered in Cincinnati, Ohio (NYSE: PG). He also served as the Executive Sponsor of the Hispanic Leadership Team and the People with Disabilities Network at P&G. He held numerous senior roles with P&G since 1990, including President, Global Business Services from 2015 to 2019 and Senior Vice President, Product Supply, Global Operations from 2013 to 2014. Prior to his time at P&G, he served as a Project Engineer for Union Carbide Corporation in Brazil from 1987 to 1990 and as a Design Engineer for Fabirnor Argentina from 1984 to 1987.

Committees: Compensation Committee, Nominating/Governance Committee

Other Public Company Directorships: GXO Logistics, Inc.

Specific qualifications and experience of particular relevance to Boston Beer

Mr. Nemeth has more than forty years of operations, engineering, procurement, manufacturing, customer service, quality, distribution, innovation, and general management experience in the consumer goods industry, with significant experience in supply chain management. Prior to his retirement in 2023, he led P&G’s global Product Supply organization, which included 58,000 employees, over 100 manufacturing plants, and roughly 200 distribution centers around the world.

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CHRISTOPHER I. “BIZ’’ STONE

Age: 52

Director since: 2024

CLASS B DIRECTOR NOMINEE

Biz Stone is an entrepreneur known best as co-founder of Twitter (2006), Medium (2011), Jelly (2013), and the investment firm Future Positive (2017). He is a Visiting Fellow at The University of Oxford, an award-winning filmmaker, and author. He has been honored with the International Center for Journalism Innovation Award, INC Magazine named him Entrepreneur of the Decade, TIME listed him as one of the 100 Most Influential People in the World, and GQ named him Nerd of the Year. He was appointed to our Compensation Committee and Nominating/Governance Committee in July 2025.

Committees: Compensation Committee, Nominating/Governance Committee

Other Public Company Directorships: None

Specific qualifications and experience of particular relevance to Boston Beer

Mr. Stone brings significant entrepreneurial, technical, and innovative expertise and experience to the Board.

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Corporate Governance – Our Board of Directors

Board Governance

We are committed to having effective corporate governance and the highest ethical standards, because we believe that these values support our long-term performance. Our Articles of Organization, By-Laws, Corporate Governance Guidelines, the charters of the Board’s committees, and our Code of Business Conduct and Ethics provide the framework of our corporate governance standards. These documents are available on the Governance Documents tab of the Investor Relations section of our website, investors.bostonbeer.com, and are also available in print by request. Requests should be directed to the attention of Investor Relations, The Boston Beer Company, Inc., One Design Center Pl., Suite 850, Boston, MA 02210.

Director Independence

A majority of our Board of Directors is independent as determined in accordance with the director independence standards of the New York Stock Exchange (“NYSE”) and the U.S. Securities and Exchange Commission (“SEC”). More specifically, all three Class A Director Nominees – Ms. Joyce, Ms. Swanson, and Mr. Jordan – and two of the six Class B Director Nominees – Mr. Nemeth and Mr. Stone – have no material relationship with Boston Beer, either directly or indirectly as a partner, stockholder, or officer of an organization that has a material relationship with the Company.

Only independent Directors may serve as members of our Audit, Compensation, and Nominating/Governance Committees or as Lead Director.

Board Leadership Structure

From 2001 to 2025, Boston Beer separated the roles of CEO and Chairman, which provided the benefit of allowing the CEO to focus on the day-to-day management of the business and the Chairman to focus on high priority issues such as supply chain operations, product quality, innovation, and brand strategy. In August 2025, Mr. Spillane stepped down from his role as CEO for personal reasons, and Chairman Mr. Koch assumed the additional role of CEO while remaining Chairman. In October 2025, Mr. Hodges was promoted to Chief Operating Officer, expanding his supply chain responsibilities to: (i) oversee day-to-day operations across all functions; and (ii) focus on continuing to improve execution of the Company’s previously announced margin enhancement initiatives. Both Mr. Koch and Mr. Hodges participate in meetings of the Board of Directors.

At this early stage, the Board has observed some benefits of merging the CEO and Chairman roles, including strategic alignment, decisive leadership, faster decision making, and continuity in governance. The Board will continue to evaluate the optimal leadership structure to ensure it aligns with the Company’s evolving strategy and governance priorities.

In May 2013, the then non-employee members of the Board of Directors voted to establish the position of Lead Director and adopted a charter for the position. The role of the Lead Director is to serve in a leadership capacity to coordinate the activities of the other Non-Employee Directors, including but not limited to: (i) presiding at meetings of the Board in the absence of, or upon the request of, the Chairman; (ii) presiding over executive sessions of the Board at Board meetings; (iii) reviewing Board agendas and recommending matters for the Board to consider; (iv) serving as a liaison between Directors and the Chairman and CEO without inhibiting direct communications among the Chairman, CEO, and other Directors; and (v) advising the Board concerning the retention of advisors and consultants who report directly to the Board.

Mr. Nemeth has served as our Lead Director since May 2024.

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Executive Sessions of the Board

The Directors meet in executive sessions as part of each regularly scheduled Board meeting. The first executive session includes the CEO and Chairman, Mr. Calagione, and the Company’s Chief Legal Officer & General Counsel, but no other members of management, except by special invitation. The second executive session generally includes only the independent Directors.

The Lead Director leads these sessions and reports back to the Chairman and CEO regarding the executive session discussions. Since 2021, the Chair of the Nominating/Governance Committee has joined the Lead Director in reporting back to the Chairman and CEO. The independent Directors met formally in executive session four times during Fiscal Year 2025.

Board Risk Oversight

The Board as a whole has ultimate responsibility for risk oversight. It exercises this oversight function through its standing committees, each of which has primary risk oversight accountability with respect to all matters within the scope of its responsibilities, as set forth in its charter. As further described below under the headings “Audit Committee”, “Compensation Committee”, and “Nominating/Governance Committee”, the Audit Committee and management regularly discuss Boston Beer’s risk assessment and risk management programs and processes, the Compensation Committee reviews the risks associated with our compensation practices, and the Nominating/Governance Committee reviews risks associated with our governance practices.

Board Meetings and Attendance

We believe that all members of the Board of Directors should attend and actively participate in meetings of the Board and of its committees. Directors are also strongly encouraged to attend the annual meetings of stockholders. During Fiscal Year 2025, there were five regularly scheduled meetings of the Board of Directors. Each Director attended at least 75% of the meetings of the Board of Directors, as well as at least 75% of the meetings of the committees on which they served. All Directors attended the 2025 Annual Meeting of Stockholders.

Communications with the Board

Stockholders and other interested parties may communicate with the Board of Directors or any individual Director by submitting an email to the Company’s Board at bod@bostonbeer.com. Communications that are intended specifically for the independent Directors should be sent to the email address above to the attention of the Lead Director.

Board Committees

Committee Structure

There are three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee, and the Nominating/Governance Committee. The membership of these committees is limited to independent Directors. Membership of the committees as of the mailing of this Proxy Statement is outlined in the chart below:

Director	Audit	Compensation	Nom/Gov
Joseph H. Jordan		Chair
Meghan V. Joyce			Chair
Julio N. Nemeth*
Christopher I. “Biz” Stone
Cynthia L. Swanson	Chair

*	Lead Director

Committee and chair assignments for the ensuing Board year will be established at the May 2026 meetings of the Nominating/Governance Committee and the full Board.

Mr. Spillane, Mr. Calagione, Ms. Fisher, and Mr. Koch are not independent Directors and therefore are not eligible to serve on any of the Board’s committees.

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Each of the committees operates under a written charter adopted by the Board, reviews its charter annually, and makes recommendations for revisions to the Board as appropriate. Additionally, each year the Nominating/Governance Committee formally reviews its performance as well as the adequacy of our Corporate Governance Guidelines, recommending any necessary changes to the full Board for approval. Following the 2024 Annual Meeting of Shareholders, the Nominating/Governance Committee considered and ultimately recommended to the full Board adding to the Corporate Governance Guidelines a formal succession protocol to be followed in the event of the untimely death of Mr. Koch. The Board approved this protocol in December 2024.

Up-to-date copies of the Corporate Governance Guidelines and each Committee charter are available on the Governance Documents tab of the Investor Relations section of our website, investors.bostonbeer.com. The function of each committee is described below.

Audit Committee

In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility to oversee management’s conduct of Boston Beer’s financial reporting process, including overseeing the financial reports and other financial information provided by the Company’s internal accounting and financial control systems and the annual independent audit of the Company’s financial statements. The Audit Committee also appoints, evaluates, and determines the compensation of the Company’s independent registered public accounting firm; reviews and approves the scope of the annual audits of the Company’s financial statements and its internal controls over financial reporting; pre-approves all other audit and non-audit services provided to the Company by the independent auditors; reviews the Company’s disclosure controls and procedures; and reviews other enterprise risks that may have a significant impact on the Company. Each year, the Audit Committee issues an annual report for inclusion in the Proxy Statement in cooperation with the Corporate Secretary.

The Audit Committee oversees the Company’s approach to operational, governance, and other risks that could adversely affect Boston Beer’s business, such as business continuity and cybersecurity. To fulfill these oversight responsibilities, at each of its regular meetings, the Audit Committee reviews and discusses potential material risks to the Company with Boston Beer’s Director of Risk Management & Internal Audit and with representatives of the Company’s independent registered public accounting firm. During those meetings, the Audit Committee also asks for and receives regular updates on steps taken to address those risks. Areas of focus in 2025 included, among others, industry growth trends, artificial intelligence, leadership transition, cybersecurity, third-party co-manufacturing management, and business continuity. The Audit Committee endeavors to report any risks that it believes could have a material adverse impact on the Company to the full Board.

The Audit Committee also reviews and approves Rule 10b5-1 Plans related to the Company’s repurchase of its shares of Class A Common Stock (“Class A Shares”). In the event that an Audit Committee member has an individual Rule 10b5-1 Plan in place or the intent to buy or sell Boston Beer stock during a corresponding time period, that member recuses themselves from discussions regarding the pricing parameters under the proposed Company 10b5-1 Plan.

The Board has determined that all three current members of the Audit Committee - Mr. Jordan, Ms. Joyce, and Ms. Swanson - are “audit committee financial experts” as defined under SEC rules. The Audit Committee had four regular meetings in 2025. The Chairman, Chief Financial Officer, Chief Accounting Officer, and Chief Legal Officer & General Counsel also attend these meetings but recuse themselves when the Audit Committee meets in executive sessions with the Director of Risk Management & Internal Audit or with representatives of the Company’s independent registered public accounting firm.

The Audit Committee Report is included in the Audit Information section of this Proxy Statement.

Compensation Committee

The Compensation Committee's responsibility is to carry out the Board's oversight of the compensation of our Directors and Executive Officers by evaluating and approving the Company’s compensation programs and policies for those positions. The Compensation Committee also provides general oversight of our compensation structure, including the Company’s equity compensation plans; reviews and makes recommendations to the Board concerning policies or guidelines with respect to compensatory arrangements involving Directors and Executive Officers and their respective participation in the Company’s equity plans; reviews and approves Company goals and objectives relevant to the compensation of the Company’s Executive Officers; evaluates performance against those goals; approves cash bonuses and sets base salaries for the Executive Officers; and determines the total compensation level and mix for the Executive Officers and Directors.

In cooperation with our independent Directors, members of the Compensation Committee perform regular evaluations of the performance of the Chairman and CEO, including obtaining feedback from other Executive Officers and a select group of senior managers. In 2026, this evaluation process will include an evaluation of the Chief Operating Officer.

The Compensation Committee also considers areas of risk that may arise from Boston Beer’s compensation practices, not only relating to Executive Officer compensation, but with respect to the Company’s overall compensation practices. In carrying out its responsibilities, the Compensation Committee reports to the full Board on a regular basis. In cooperation with the Corporate Secretary, the Compensation Committee also issues an annual report and approves the CD&A for inclusion in the Company’s proxy statement.

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During Fiscal Year 2025, there were three regular meetings of the Compensation Committee. In addition to the Committee members, the Chairman, CEO, Chief People Officer, Chief Legal Officer & General Counsel, Director of Total Rewards, and Corporate Secretary attended each of these meetings.

In recent years, the Compensation Committee has retained FW Cook, a nationally recognized executive compensation consulting firm, to provide competitive compensation information and analysis for our Executive Officers as compared to other similarly sized companies. As part of this retention, FW Cook shares benchmarking data regarding executive officer compensation.

The Compensation Committee is also responsible for providing guidance to the full Board of Directors and management on topics across people and culture, such as recruitment, retention, development and training, succession planning, and coworker engagement.

Nominating/Governance Committee

The Nominating/Governance Committee assists the Board by recommending nominees for election as Directors and nominees for each Board committee, evaluating the Board’s leadership structure, developing and recommending to the Board a set of corporate governance principles, overseeing an annual evaluation of the Board and its committees, and planning for Board succession.

The Committee, acting independently, but also in concert with Mr. Koch, who holds the voting rights to all shares of the Company’s outstanding Class B Common Stock (“Class B Shares”), which entitle him to elect a majority of Board members, regularly assesses the size and composition of the Board, including the experience, qualifications, attributes, and skills represented by current Board members and those that could enhance the overall breadth and strength of the Board. In order to help ensure the adequacy of our corporate governance policies, the Committee also reviews Director independence and any potential conflicts of interest; examines and discusses the analyses of Boston Beer’s corporate governance standards by proxy advisory firms; assesses the implications of votes cast by stockholders; reviews and/or participates in communications with stockholders; and makes recommendations to management and/or the Board for governance improvements.

The Committee is also responsible for providing guidance to management on the Company’s sustainability efforts and helping to ensure that the full Board is made aware of and is properly addressing the issues that may influence the Company’s implementation of its sustainability strategy.

During Fiscal Year 2025, there were three regular meetings of the Nominating/Governance Committee. In addition to the Committee members, the Chairman, CEO, Chief Legal Officer & General Counsel, and Corporate Secretary attended each of these meetings.

Consideration of Nominees for Director

As noted above, the Nominating/Governance Committee regularly reviews the skills and other characteristics of the then-current Board and seeks to identify any perceived weakness or imbalance. In doing so, the Committee takes into consideration the results of skills gap analyses and the annual self-assessments performed by the Board and each of the standing committees and seeks input from all Directors on opportunities to strengthen the Board. The Committee then identifies the qualifications that a nominee for election as a Director should bring to the Board, including the diverse skillsets, perspectives, and experiences that its members believe should be reflected on the Board as a whole. The Nominating/Governance Committee also confers with Mr. Koch as the holder of all voting rights to the Class B Shares.

Candidates may come to the attention of the Nominating/Governance Committee through a number of sources, including current Board members, professional search firms, stockholders, or other persons. Candidates are evaluated by the Nominating/Governance Committee and may be considered at any point during the year.

The Nominating/Governance Committee has discussed the topic of term limits and concluded that establishing formal term limits for Directors is not in the best interests of the Company at this time. The Committee has recently noted that more than half of the current Directors have served for five or fewer years, reflecting a healthy level of turnover. The Committee believes that any additional benefit of bringing “fresh eyes” to the Board would create a potential disadvantage of losing valuable contributions by Directors who have developed expansive knowledge of the Company and its operations, which the Committee believes has historically resulted in a higher level of overall Board effectiveness. The Nominating/Governance Committee uses the Board's annual self-evaluation process to ensure that the Board is properly serving the Company.

The Nominating/Governance Committee considers diversity to be a critical factor in selecting Director nominees and remains committed to providing equal opportunities for all qualified candidates. The Nominating/Governance Committee views diversity broadly, taking experience, skills, judgment, differences of viewpoint, gender, ethnicity, education, and professional and industry experience into account, all in the context of the perceived needs of the Board at the relevant time. The Board believes that a diversity of perspectives results in more thoughtful deliberations. Additionally, the Board believes that it is important that the composition of the Board, the Company’s Executive Leadership Team (“ELT”), and the Company’s coworker base represent the diversity of the Company’s current and potential consumer base in the areas where we market and sell our products.

As of the mailing of this Proxy Statement, three of the nine members of the Board of Directors are female, and one of the nine members of the Board self-identifies as part of an underrepresented minority group.

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Stockholder Nominees

The policy of the Nominating/Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board, as described in the above section. The same process is used for evaluating a director candidate submitted by a stockholder as is used in the case of any other potential nominee. Any stockholder nominations proposed for consideration by the Nominating/Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Chair, Nominating/Governance Committee

c/o Corporate Secretary

The Boston Beer Company, Inc.

One Design Center Place, Suite 850

Boston, Massachusetts 02210

If Boston Beer receives a communication from a stockholder nominating a candidate that is not submitted as described above, it will forward such communication to the Chair of the Nominating/Governance Committee.

Stockholder Engagement

We believe it is crucial to engage actively with and receive feedback from our non-affiliated stockholders, particularly as it relates to matters of corporate governance, executive compensation, social responsibility, and other topics of importance to them. As noted below, in recent years, we have reached out to our top stockholders in an attempt to solicit this type of feedback.

Since May 2018, we have reached out to our top institutional stockholders in April and October each year. Following that outreach, we hold in-person, telephonic, or video meetings with representatives from these stockholders. On the Boston Beer side, we generally make available for such meetings a Director, an Executive Officer, our Corporate Secretary, and a relevant subject matter expert on the topic of sustainability. Topics of discussion range broadly, but often largely focus on executive compensation and sustainability issues. Material non-public information such as undisclosed company performance is not discussed. Summaries of investor feedback are shared with our Nominating/Governance Committee and the full Board of Directors.

In May 2025, the Company continued its stockholder outreach, reaching out to our top fifteen institutional stockholders, who then held approximately 52% of the Company’s outstanding Class A Shares. In October 2025, we again reached out to our top fifteen institutional stockholders, who then held approximately 49% of the Company’s outstanding Class A Shares. Over the course of 2025, we held virtual meetings with and received written feedback from certain of these institutions, covering topics such as executive compensation, governance, human capital, and sustainability. The results were reported to the Nominating/Governance Committee and the full Board. Feedback topics and discussion points included:

•	Class Stock Structure & Voting Standards. Firms have inquired about the Company’s dual-class stock structure, which has been in place since the Company’s initial public offering in 1995, and whether there is any intention of sunsetting that structure over time. Similarly, investors have inquired whether the Company intends to amend its By-Laws to change from a plurality voting standard, which has also been in place since 1995. We understand that institutional shareholders have withheld votes on certain of our Class A Director Nominees in symbolic opposition to the Company’s dual class stock structure, as opposed to concerns about those Nominees’ qualifications. We listen to the shareholders’ concerns on these topics, relay them back to the full Board, and have robust conversations on the matter, but there are no current plans to sunset the Company’s current stock structure or change the Company’s voting structure.
•	Succession Planning. Firms inquired about Chairman and CEO succession planning. As noted above, partially in response to this feedback, in December 2024 we amended our Corporate Governance Guidelines to outline our Chairman succession planning protocol in the event of Mr. Koch’s untimely death. The guidelines are available on the Governance Documents tab of our investor relations website, investors.bostonbeer.com. Similarly, the Board and the Nominating/Governance Committee regularly discuss the topic of CEO succession planning, including the preparation levels of internal candidates and processes in the event the Company were to recruit external candidates
•	Executive Compensation Structure. The stockholders we met with in recent years have not expressed material concerns with the Company’s executive compensation structure but often have inquiries and provide input on topics such as cash bonus structure, long-term equity structure and metrics, peer group benchmarking, and the use of external consultants. We relay this feedback to our management team, the Compensation Committee, and the full Board of Directors, and it is taken into consideration when we establish our executive compensation structure and metrics.
•	Board Composition and Refreshment. Some firms also inquired about processes for board refreshment and policies around board composition, which processes and policies are described in detail under the heading “Board Governance” above.

At the 2026 Annual Meeting, we will hold an advisory Say-on-Pay vote on the compensation of our Named Executive Officers, as we have done on an annual basis since 2011. The Compensation Committee will continue to consider the results of these advisory votes, as well as the valued stockholder feedback, in evaluating our executive compensation and other policies.

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Board Review of Related Party Transactions

Under our Code of Business Conduct and Ethics, our Directors, Executive Officers, and other coworkers are required to report any proposed related party transactions to our General Counsel’s Office, who will bring those concerns to the attention of the Audit Committee.

In 2017, the Board of Directors adopted a written Related Party Transactions Policy, which is intended to enable the Audit Committee to consider the approval and reporting of transactions between the Company and any of its Directors, Director Nominees, Executive Officers, 5% Stockholders, or certain entities or persons related to them (each, a “Related Party”). The policy requires Directors, Director Nominees, and Executive Officers to report any potential material related party transaction between the Company on one hand and a Related Party on the other hand to the Company’s General Counsel, who will in turn refer the transaction to the Audit Committee for review. In considering whether to approve the transaction, the Audit Committee will weigh a number of factors, including but not limited to: (i) whether the terms of the transaction are fair to the Company and would be acceptable if the same transaction did not involve a Related Party; (ii) the nature of alternative transactions; (iii) Director independence; (iv) timely compliance with the approval process; (v) the potential for conflicts of interest; and (vi) the size and ongoing nature of the proposed transaction.

Since January 1, 2025, except as outlined below, we have not entered into any material transaction with any Related Parties, nor do we currently have any proposed transactions in which Boston Beer is or was a participant and in which any such Related Party had or will have a direct or indirect material interest. However, as outlined below, in prior years we have entered into material agreements with Related Parties, one of which remains active in 2025.

Director Samuel A. Calagione, III and his wife Mariah Calagione own Red Wagon LLC, which owns the land on which two Company-owned retail establishments in Rehoboth Beach, Delaware are located. The Company is party to two leases with Red Wagon LLC for these premises. Both leases commenced on July 1, 2019 with an expiration date of June 30, 2029. The combined monthly rent for the two leases is $31,947. The total amount paid by the Company to Red Wagon LLC in 2025 under these lease agreements was $383,368.

This transaction was disclosed to, reviewed by, and approved by the Company’s Audit Committee and Board of Directors prior to the completion of the Company’s merger with Dogfish Head. The Board believes that payments under this agreement represent fair market value, and that the financial and other terms are comparable to what the Company would have obtained in a negotiated arm's-length transaction with an unrelated third party.

Separately, the Company was party to an International Brand Rights License Agreement, dated May 8, 2019 (the “License Agreement”), with Calagione International, LLC (“CILLC”), an entity owned and controlled by Mr. Calagione. The License Agreement, which was entered into in connection with the Dogfish Head merger, granted CILLC exclusive rights to the Dogfish Head trademarks outside of the United States and Canada for a ten-year period, automatically renewable on an indefinite basis. On October 22, 2025, the Company and CILLC entered into a letter agreement terminating the License Agreement, reverting the rights back to the Company in exchange for a one-time payment of $100,000.

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Director Compensation

Compensation Summary

The Board adopted its current compensation schedule for Non-Employee Directors in February 2023. A summary of the elements of compensation for Non-Employee Directors is set forth below:

Applies to	Payment For	Compensation
All Non-Employee Directors	One-time award payable upon first-time election or appointment to the Board	Option for Class A Shares valued at approximately $65,000 as of the grant date
All Non-Employee Directors	One-time award payable upon first-time election or appointment to the Board	RSUs for Class A Shares valued at approximately $65,000 as of the grant date
All Non-Employee Directors	Annual award payable upon annual election to the Board, including first-time election	Option for Class A Shares valued at approximately $65,000 as of the grant date
All Non-Employee Directors	Annual award payable upon annual election to the Board, including first-time election	RSUs for Class A Shares valued at approximately $65,000 as of the grant date
All Non-Employee Directors	Annual cash retainer payable upon annual election to the Board	$75,000
Lead Director	Annual cash retainer payable upon annual appointment to the position	$20,000
Committee Chair (any standing committee)	Annual cash retainer payable upon annual appointment to the position	$20,000
Committee Member, Non-Chair (any standing committee, per committee)	Annual cash retainer payable upon annual appointment to the position	$10,000
Committee Chair or Member (Ad-Hoc Committee)	Annual cash retainer payable upon annual appointment to the position	Within discretion of Compensation Committee

Mid-Year Appointment. If a Non-Employee Director is elected or appointed to the Board between the Company’s annual meetings of stockholders, the number of option shares and RSUs granted pursuant to the annual awards and the value of the annual retainers is pro-rated.

In 2025, all options and RSUs awarded to Non-Employee Directors were granted under our Equity Plan for Non-Employee Directors, or the “Director Equity Plan.” Under the Director Equity Plan, options carry an exercise price equal to the closing price on the last trading day prior to the grant date, are immediately fully vested, and expire ten (10) years after the date of grant or three (3) years after the grantee ceases to be a Director of the Company, whichever occurs sooner. The number of Class A Shares granted under each option is computed using the trinomial option-pricing model and the closing price on the last trading day prior to the grant date as the fair market value of the underlying shares. RSUs granted under the Director Equity Plan vest in full one-year from the grant date, contingent on continued service on the Board through the end of that board year. The number of RSUs granted is calculated based on the closing price on the last trading day prior to the grant date as the fair market value of the underlying shares.

The number of Class A Shares registered under the Director Equity Plan is 550,000 shares, with 46,312 remaining shares available for issuance as of the end of the 2025 Fiscal Year.

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Director Compensation for Fiscal Year 2025

The following table sets forth certain information concerning the 2025 compensation of our Non-Employee Directors.

Name	Fees Paid in Cash	Option Awards(1)(2)	RSU Awards(3)	Total
Cynthia A. Fisher	$75,000	$65,006	$65,110	$205,116
Joseph H. Jordan	$105,000	$65,006	$65,110	$235,116
Meghan V. Joyce	$105,000	$65,006	$65,110	$235,116
Julio N. Nemeth	$115,000	$65,006	$65,110	$245,116
Christopher I. “Biz” Stone	$95,000	$65,006	$65,110	$225,116
Cynthia L. Swanson	$105,000	$65,006	$65,110	$235,116

(1)	Reflects the dollar amount of the aggregate grant date fair value of awards granted during Fiscal Year 2025, as computed in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). The methods and assumptions used in valuing the stock option awards in accordance with ASC 718 are described in the audited financial statements for Fiscal Year 2025 included in Boston Beer’s Annual Report on Form 10-K filed with the SEC on February 24, 2026.
(2)	On May 14, 2025, upon election to the Board of Directors, each Non-Employee Director elected to the Board at that time was granted an option under the Director Equity Plan to purchase 546 Class A Shares at an exercise price of $240.26, the closing price on the last trading day before the grant date. All options are fully vested as of the grant date. As of the end of the 2025 Fiscal Year, the aggregate number of shares subject to unexercised stock options held by Non-Employee Directors is shown below:

Name	Number of Option Shares
Cynthia A. Fisher	9,401
Joseph H. Jordan	2,136
Meghan V. Joyce	5,031
Julio N. Nemeth	3,961
Christopher I. “Biz” Stone	2,136
Cynthia L. Swanson	1,970

(3)	On May 14, 2025, upon election to the Board of Directors, each Non-Employee Director elected to the Board at that time was granted 271 RSUs under the Director Equity Plan. RSUs vest one year from the grant date contingent on continued service through the end of that board year.

The following table sets forth certain information concerning the 2025 compensation of our employee Directors, except for Mr. Koch and Mr. Spillane. Information regarding the 2025 compensation of Mr. Koch and Spillane may be found under the CD&A and Executive Compensation sections of this Proxy Statement.

Name	Base Salary	2025 Bonus Paid in 2026	All Other Compensation(1)	Total
Samuel A. Calagione, III	$481,099	$319,931	$14,742	$815,772

(1)	Includes annual group life insurance premium, short-term and long-term disability, and Company matching contributions under the Company’s 401(k) plan paid in the respective year.

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Executive Officers

Information about our Executive Officers as of the mailing of this Proxy Statement is set forth below. Our Executive Officers are elected annually by the Board of Directors, or upon joining Boston Beer at other times during the year and hold office until their successors are elected and qualified or until their earlier resignation or removal.

C. James Koch, 76, founded Boston Beer in 1984 and currently serves as its Chairman, President, and Chief Executive Officer. He reassumed the role of President and CEO in August 2025 after previously serving in that position from 1984 until 2021. Prior to starting Boston Beer, he had worked as a consultant for an international consulting firm with a focus on manufacturing. He was appointed to the Board of Directors of Beyond Meat, Inc, a publicly-traded producer of plant-based meat substitutes based in Los Angeles, California, in May 2023. He sits on Beyond Meat’s Risk Committee.

Laura J. Boynton, 50, was appointed Chief People Officer of Boston Beer in November 2025. She joined the Company in 2001 and held various positions during that time, including Sr.  Director of HR Business Partners from 2024 to 2025; Director of Human Resources from 2018 to 2024; Director of Leadership & Development from 2017 to 2018; and Director of Human Resources from 2015 to 2017.

Samuel A. Calagione, III, 56, is Founder and Brewer of Dogfish Head Brewery with overall responsibility for managing the Dogfish Head brand and providing insight into all of the Company’s brands. He founded Dogfish Head with his wife Mariah Calagione in June 1995 and served as CEO until the merger with Boston Beer in July 2019. He joined the Company’s Board of Directors in October 2020. His innovative style has earned him a James Beard Award for Outstanding Wine, Spirits, or Beer Professional and a reputation as one of the country’s most adventurous brewers. He has been featured in The Wall Street Journal, USA Today, People, Forbes, Bon Appetit, and many other magazines and newspapers. He is also the author of five books, including Brewing Up a Business (2011), Off-Centered Leadership (2016), and The Dogfish Head Book: 26 Off-Centered Years (2021).

Michael R. Crowley, 57, was appointed Chief Sales Officer of Boston Beer in January 2024. He has worked in senior sales roles with Boston Beer since 1996. Most recently, Mr. Crowley served in the role of Atlantic Division Senior Sales Director from 2014 to 2023. Prior to that, he worked as Senior National Account Manager from 2011 to 2014 and as Regional Sales Manager (New York and New Jersey) from 1996 to 2011.

Tara L. Heath, 51, was appointed Chief Legal Officer & General Counsel of Boston Beer in May 2022. She joined the Company in 1997 and has held various positions during that time, including Vice President, Legal & Deputy General Counsel from 2016 to 2022; Senior Corporate Counsel, Director of Regulatory Affairs from 2013 to 2016; and Senior Manager & Attorney for Regulatory Affairs from 2009 to 2013.

Philip A. Hodges, 59, was appointed as the Company’s Chief Operating Officer in October 2025, after serving as Chief Supply Chain Officer from May 2023 to October 2025, and as an advisor for the Company in the area of supply chain management from May 2022 to May 2023. He has over 30 years of senior operations experience in the consumer-packaged goods industry. Prior to his time at Boston Beer, Mr. Hodges served as the Executive Vice President of Group Supply Chain at the Carlsberg Group, an international brewing company based in Zurich, Switzerland, from 2017 to 2022. From 2011 to 2015, he served as Senior Vice President of Integrated Supply Chain Europe for Mondeléz International, a multinational beverage and snack food company, with his office in Zurich, Switzerland. Prior to that, Mr. Hodges held a variety of senior operations roles with Kraft Foods Group from 1991 to 2011.

Matthew D. Murphy, 57, is Chief Accounting Officer and Vice President of Finance of Boston Beer. From April 2023 to September 2023, he also served as the Company’s Interim Chief Financial Officer. He was appointed Chief Accounting Officer in August 2015 and previously held the position of Corporate Controller of Boston Beer since September 2006.

Diego Reynoso, 50, joined Boston Beer as Chief Financial Officer and Treasurer in September 2023. He has over 25 years of experience in finance and operations in the alcoholic beverage and food industry. Prior to joining Boston Beer, Mr. Reynoso served as the Chief Financial Officer of the Prepared Foods division of Tyson Foods, a multinational food manufacturer, based out of its Chicago office, from 2021 to 2023. From 2017 to 2021, he served as Senior Vice President and Chief Financial Officer of the $5 billion beer division of Constellation Brands, an international alcoholic beverage company, also based out of its Chicago office. Prior to that, Mr. Reynoso held various senior financial and operational roles at Beam Suntory Inc., a global spirits manufacturer, from 2005 to 2017, including as CFO Global Operations and Group Treasury and Tax from 2016 to 2017, North American Chief Financial Officer & General Manager International Markets from 2014 to 2016, and Chief Operating Officer and Chief Financial Officer North America from 2013 to 2014. Earlier in his career, he also held roles at Allied-Domecq, Danone, and Procter & Gamble. He was appointed to the Board of Directors of SunOpta Inc., a natural food and mineral company headquartered in Eden Prairie, Minnesota, in March 2023 and currently serves as a member of SunOpta’s Audit Committee and Corporate Governance Committee.

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Philip E. Savastano, 61, was appointed as the Company’s Chief Supply Chain Officer in October 2025, after serving as the Company’s Senior Director of Brewery Operations since March 2024. He has over 25 years of senior operations experience in the consumer-packaged goods industry. Prior to his time at Boston Beer, Mr. Savastano served as Senior Manufacturing Operations Leader at Tesla, an automobile manufacturer based in Austin, Texas, in 2023. Before that, he worked for the Molson Coors Beverage Company in Milwaukee, Wisconsin, in the role of Vice President, Manufacturing Operations – Americas from 2020 to 2023 and as Chief Supply Chain Officer from 2018 to 2020. Prior to his time at Molson Coors, Mr. Savastano served in various senior operations roles with Miller Coors based in Denver, Colorado from 2005 to 2018 and with Frito Lay in Plano, Texas from 2003 to 2005.

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Compensation Discussion and Analysis

In this section of the Proxy Statement, which we refer to as the CD&A, we will describe the important components of our executive compensation program for our Named Executive Officers. In 2025, our Named Executive Officers were:

C. JAMES KOCH	Chairman, President & Chief Executive Officer
DIEGO REYNOSO	Treasurer and Chief Financial Officer
PHILIP A. HODGES	Chief Operating Officer
MICHAEL R. CROWLEY	Chief Sales Officer
TARA L. HEATH	Chief Legal Officer & General Counsel

Additionally, pursuant to SEC regulations, Director and former President and Chief Executive Officer Michael Spillane is included herein as an NEO for Fiscal Year 2025.

In addition to providing an overview of our executive compensation program, this section also explains how the Compensation Committee determines the specific compensation policies and decisions involving our Named Executive Officers.

Role of the Compensation Committee

The Compensation Committee has overall responsibility for evaluating and approving Boston Beer’s compensation programs and policies relating to Directors and Executive Officers. This includes reviewing the competitiveness of executive compensation programs, evaluating the performance of our Executive Officers, approving their annual compensation, and recommending approval of equity awards to the full Board. The Committee reviews and approves corporate goals and objectives relevant to the compensation of our Executive Officers; evaluates the achievement of those goals, taking into consideration the recommendations of the CEO and Chief Operating Officer; and sets compensation levels based on this evaluation. While the Committee has authority with respect to matters of cash compensation, it generally recommends and approves, on an advisory basis, all elements of executive compensation to the full Board, including base salaries, cash bonus structures and scales, and long-term equity awards. Similarly, the Committee also reviews and approves, on an advisory basis, the overall bonus structure and scale for all other coworkers.

Compensation Philosophy and Objectives

Boston Beer’s executive compensation program is designed to attract, develop, engage, and retain highly talented executives, with a focus on pay for performance through bonuses linked to Company and individual performance and equity awards with performance-based vesting linked to Company performance and time-based vesting linked to retention. Overall, Boston Beer believes it should provide competitive pay to its Executive Officers and align compensation with the achievement of the Company’s goals and overall Company performance, in terms of both growth and long-term stockholder value. These compensation packages are designed to:

•	provide executives with competitive cash and equity compensation with a significant portion of total compensation contingent on Company performance, thereby increasing stockholder value;
•	provide higher compensation to high-value contributors and high performers in the most critical areas of the Company’s business; and
•	encourage executives to act as owners with an equity stake in the Company, while reducing risk from its compensation practices that would be reasonably likely to have a material adverse effect on the Company, by basing variable compensation on a range of performance criteria that have a mix of short-term and long-term implications.

In keeping with these objectives, the structure of our executive compensation program is described in the section below.

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Response to Recent Advisory Say-on-Pay Votes

In establishing the Company’s compensation practices for 2025, the Board and the Compensation Committee considered the results of recent advisory Say-on-Pay votes as well as our discussions with stockholders, which are discussed under the heading “Stockholder Engagement” above. At our 2025 Annual Meeting of Stockholders, approximately 93.9% of the votes cast on our Say-on-Pay proposal were cast in support of the compensation of our NEOs.

Components of Executive Compensation and Compensation Mix

In 2025, the total potential compensation mix of our Named Executive Officers generally balanced: (1) competitive base salaries; (2) cash bonuses contingent primarily on Company performance; (3) performance-based RSUs or Stock Option Awards generally contingent solely on multi-year Company performance; and (4) time-based RSUs or Stock Option Awards generally contingent on continued employment. These pillars of our executive compensation program are described in more detail below. For other Executive Officers and senior managers of the Company, the proportion of compensation provided by equity and other variable performance-based compensation increases with the individual’s level of responsibility and ability to have an impact on the Company’s business.

Base Salary

Base salaries are determined by a variety of factors, including the executive’s scope of responsibilities, experience, performance, and a comparison of salaries paid to peers within the Company and to those with similar roles at other companies of similar size, scale, and complexity. Base salaries are set at levels that allow us to attract and retain superior leaders and that will enable us to deliver on our business goals. Salaries are reviewed annually and may be adjusted after considering the above factors.

The Compensation Committee determines the base salaries of the Company’s CEO and the Chief Operating Officer, considering individual and Company performance, individual responsibilities, and market data regarding peer group compensation. The CEO and the Chief Operating Officer make recommendations to the Compensation Committee for the base salary of the other Executive Officers. When setting the base salaries of each of these Executive Officers, the Compensation Committee and the full Board, while considering the recommendations of the CEO and the Chief Operating Officer, makes the final determination based on the factors listed above and its assessment of each Executive Officer’s performance during the previous year.

The Compensation Committee met on February 6, 2025 and reviewed the proposed 2025 compensation packages of our Executive Officers. During the meeting, the Committee approved the following 2025 base salaries for our Named Executive Officers:

•	$905,000 for Mr. Spillane, a 5% increase from his 2024 base salary;
•	$642,720 for Mr. Reynoso, a 3% increase from his 2024 base salary;
•	$652,454 for Mr. Hodges, a 3% increase from his 2024 base salary;
•	$450,000 for Mr. Crowley, an 8% increase from his 2024 base salary; and
•	$425,000 for Ms. Heath, a 10% increase from her 2024 base salary.

Mr. Crowley’s and Ms. Heath’s increases reflected an effort to align their base salaries with market peers.

Mr. Spillane stepped down from his position of President and CEO effective August 15, 2025. As disclosed in a Form 8-K filed by the Company on August 1, 2025, Mr. Spillane remained a salaried employee of the Company through November 15, 2025, and remained engaged by the Company in an advisory role, as a consultant, through March 31, 2026. The provisions of Mr. Spillane’s transition were outlined in a Transition Agreement, which was approved by the Compensation Committee and the full Board of Directors on August 1, 2025, and was attached as Exhibit 10.1 to the August 1, 2025 Form 8-K. His compensation through November 15, 2025 remained at the annual rate of $905,000. His compensation as an advisor is $10,000 per quarter, with his fourth quarter 2025 advisory compensation pro-rated from November 16, 2025 to December 31, 2025.

Mr. Koch assumed the role of President and CEO, in addition to his role as Chairman, effective August 15, 2025. He opted to forgo taking a base salary in 2025, both prior to and following his appointment as President and CEO.

As reported in a Form 8-K filed by the Company on October 22, 2025, Mr. Hodges was promoted from Chief Supply Chain Officer to Chief Operating Officer on October 20, 2025, with an annual base salary of $800,000. The terms of Mr. Hodges’ promotion and compensation were approved by the full Board of Directors on October 17, 2025 and outlined in an Offer Letter, which was attached as Exhibit 10.1 to the October 22, 2025 Form 8-K.

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Cash Bonuses

Bonuses payable to our Executive Officers are based primarily on Company performance against certain “Company Goals” in accordance with a “Bonus Scale,” subject to limited adjustment by the Compensation Committee, in its discretion, as noted below. In recent years, the Company Goals have consisted of pre-established depletions growth, Earnings Before Interest & Tax (“EBIT”), and focused cost savings targets. For the purposes of the Bonus Scale, EBIT is equivalent to Operating Income on the Income Statement in the Company’s Annual Report on Form 10-K for Fiscal Year 2025.

As reported in a Form 8-K filed by the Company on February  11,  2025, at its meeting on February 5, 2025, the Compensation Committee approved: (1) company-wide goals for Fiscal Year 2025 (the “2025 Company Goals”); (2) the 2025 bonus target for each Executive Officer, as a percentage of their base salary (“2025 Bonus Target”); and (3) a bonus funding scale ranging from 0% to 250% (the “2025 Bonus Scale”) for determining bonus payouts as a percentage of each Executive Officer’s respective 2025 Bonus Target, based on the Committee’s determination of the Company’s ultimate achievement of the 2025 Company Goals.

The target parameters of the 2025 Company Goals were based on the Company’s 2025 Financial Plan. The 2025 Company Goals consisted of achieving: (1) certain depletions targets over 2024 (“2025 Depletions Growth”), which were weighted as 50% of the goals; (2) certain EBIT targets, which were weighted as 30% of the goals; and (3) the generation of certain focused cost savings targets, which were weighted as 20% of the goals.

In February 2025, Mr. Koch opted to forgo cash bonus opportunities for 2025. The 2025 Bonus Targets for our other NEOs, as approved on February 5, 2025, were as follows:

•	Mr. Spillane: 120% of base salary, no change from his 2024 Bonus Target;
•	Mr. Reynoso: 75% of base salary, a 10% increase from his 2024 Bonus Target;
•	Mr. Hodges: 65% of base salary, a 5% increase from his 2024 Bonus Target;
•	Mr. Crowley: 60% of base salary, a 10% increase from his 2024 Bonus Target; and
•	Ms. Heath: 60% of base salary, a 10% increase from her 2024 Bonus Target.

In other words, for example, if the Company achieved 100% on the 2025 Bonus Scale, Mr. Reynoso would be eligible for a cash bonus of 75% of his base salary, subject to adjustment by the Compensation Committee as described in more detail below.

Mr. Spillane’s Transition Agreement left his 2025 Bonus Target unchanged but capped his bonus potential as a percentage of salary earned through November 15, 2025. Upon assuming the role of President and CEO, Mr. Koch continued to forgo cash bonus opportunities for 2025.

Upon his promotion to Chief Operating Officer and as outlined in his Offer Letter, Mr. Hodges’ Bonus Target was set at 100% of his base salary. As approved by the Compensation Committee and the full Board, Mr. Hodges’ bonus for 2025 was prorated based on the time in his two roles.

As reported in the February 11, 2025 Form 8-K, the bonus of each Executive Officer for Fiscal Year 2025 was to be determined by the Compensation Committee and the full Board before March 1, 2026, based on a three-step process, which was finalized on February 12, 2026.

•	First, the Committee and the Board were tasked with determining the Company’s achievement of the 2025 Company Goals against the 2025 Bonus Scale (the “2025 Achievement”).
•	Second, the Board, by recommendation of the Committee, established an aggregate bonus pool for the Company’s Executive Officers, including the NEOs, by applying the 2025 Achievement against each Officer’s 2025 Bonus Target.
•	Third, the Committee and the Board considered any potential adjustments to any of the Executive Officers’ final 2025 bonus payout based on their assessment of each Executive Officer’s overall job performance, key competencies, and the achievement of relevant objectives and key results in 2025. The Committee and the Board retain the discretion to increase or decrease an Officer’s bonus payout by 10% from the baseline bonus funding if the Officer was deemed to have performed “successfully” in 2025, and by 30% if the Officer was deemed to have performed “exceptionally.” The Board had also retained the discretion to decrease an Officer’s 2025 bonus payout to as low as $0 if the Officer was deemed to have performed “unsatisfactorily” in 2025.

The 2025 Bonus Scale, as detailed in the chart below, was a sliding scale of target points for each of the depletions, EBIT, and focused cost savings goals. For example, the potential payouts for achievement relative to the 2025 Depletions Growth target would have been: 0% of target if 2025 Depletions Growth was -3.9% or less; 100% of target if 2025 Depletions Growth was 0.6% or greater, or 250% of target if 2025 Depletions Growth was 6.3% or greater. For the EBIT target, potential payouts would have been, for example: 0% of target if the Company’s 2025 EBIT was $115 million or less; 100% of target if 2025 EBIT was $145 million; or 250% of target if 2025 EBIT was $185 million or higher. For the focused cost savings target, potential payouts would have been, for example: 0% of target if the Company recognized $51 million or less in focused cost savings; 100% of target if the Company recognized $66 million in focused cost savings; or 250% of target if the Company recognized $91 million or more in focused cost savings.

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2025 Bonus Scale
Focused Cost Savings (millions $)	$51	$56	$61	$63	$66	$68	$71	$76	$81	$91
EBIT (millions $)	$115	$126	$132	$134	$145	$147	$150	$156	$162	$185
Depletions Growth %	-3.9%	-2.5%	-1.4%	-0.9%	0.6%	1.0%	1.5%	2.2%	3.1%	6.3%
FUNDING %	0%	25%	50%	75%	100%	125%	150%	175%	200%	250%

As reported in a Form 8-K filed on February 17, 2026, in February 2026 the Compensation Committee and the full Board reviewed the Company’s performance against the 2025 Bonus Scale and determined that: (1) the Company achieved approximately $123 million in focused cost savings in 2025, resulting in 250% achievement on the Bonus Scale; (2) the Company’s 2025 EBIT was approximately $146.3 million, resulting in 116% achievement; and (3) Company depletions decreased 4% in Fiscal Year 2025, technically resulting in 0% achievement. Accordingly, the Committee determined that the Company achieved 85% on the Bonus Scale. The Company’s formulaic achievement of the 2025 targets was as follows:

2025 Formulaic Achievement	% Achievement on 2025 Bonus Scale
$123 million in Focused Cost Savings	250%
$146.3 million in EBIT	116%
-4% Depletions Growth	0%
PAYOUT %	85%

During deliberations, the Committee and the Board considered the Company’s performance in the context of the unprecedented 4% depletions decline in the beer category and utilized their discretion to adjust the 2025 Achievement to 90%. The Committee also utilized its discretion to fund the bonus pool at 95% to assist with individual coworker performance differentiation.

The Board accordingly approved 2025 cash bonuses for our Executive Officers, including the following bonuses for our Named Executive Officers:

•	$874,281 for Mr. Spillane
•	$455,373 for Mr. Reynoso
•	$461,246 for Mr. Hodges
•	$252,663 for Mr. Crowley
•	$238,112 for Ms. Heath

These bonuses were paid in March 2026.

Long-Term Equity Awards

Long-Term Equity Awards (“LTE Awards”) are designed to provide Executive Officers and other select coworkers a reward for delivering long-term stockholder value and to align the interests of our key coworkers with the interests of our stockholders. LTE Awards are also an effective tool for attracting and retaining executives and other key coworkers. Our LTE Awards program is governed by our Employee Equity Incentive Plan, or “EEIP,” which was last amended on December 20, 2018. A copy of the EEIP was attached as Exhibit 10.1 to a Form 8-K filed on December 22, 2018. The primary components of our LTE Awards program – restricted stock units, stock option awards, and investment shares – are described in detail below.

Restricted Stock Units

Restricted stock units or “RSUs” are granted by the Board of Directors upon the recommendation of the Compensation Committee. In making its recommendations, the Committee considers recommendations from the CEO and the Chief Operating Officer. RSUs are generally granted on an annual basis on March 1, valued at the fair market value as of the award date. On occasion, RSUs are granted at other times during the year, such as upon the hiring of a new executive or senior manager.

Boston Beer believes that RSUs serve as an important retention tool because: (1) for most coworkers, RSUs are easier to understand and value than stock option awards; (2) RSUs have value even if the share price decreases after the date of the award; and (3) RSUs encourage coworkers to think and act like owners of the Company. That said, the Company believes in striking a proper balance between performance-based awards and time-based awards for its Executive Officers.

Stock Option Awards

Under our EEIP, certain coworkers are eligible to receive stock option awards. While historically granted on an annual basis in March, all option grants are discretionary and may be awarded by the Board upon the recommendation of the Compensation Committee at any time. For example, options may be granted at other times during the year under certain circumstances, such as the hiring of a new Executive Officer, as part of a performance review, in connection with a promotion or mid-year compensation adjustment, or to address potential retention issues. Such option awards may have vesting and performance criteria that differ from our annual stock option award grants.

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In 2024, the Company shifted from stock option awards to performance-based RSUs for the annual awards to its Executive Officers. The Compensation Committee and the full Board believe that performance-based RSUs can provide more certainty than stock options, therefore increasing potential executive retention, while at the same time maintaining performance incentives to align with shareholder interests. That said, the Committee and the Board still believe that stock options remain an appropriate equity vehicle in certain situations.

Investment Shares

Eligible Boston Beer coworkers, including Executive Officers other than the Chairman and CEO, may also participate in the Company’s Investment Share Program, or the “ISP,” where our stock may be purchased at a discount based on tenure, encouraging equity ownership in the Company. Eligible Boston Beer coworkers, referred to in this Proxy Statement as “ISP Eligible Coworkers,” generally must have: (1) been employed by Boston Beer for at least one year; and (2) entered into an employment agreement with Boston Beer.

Under our Investment Share Program, ISP Eligible Coworkers may annually purchase such number of Class A Shares (“Investment Shares”) that have a value of no greater than 10% of their annual base salary and bonus received in the immediately preceding year, up to a maximum annual investment of $17,500. After two full years of service with the Company, Investment Shares may be purchased at a discount. The amount of the discount is tied to years of service; the maximum discount is 40% after four full years of service. ISP Eligible Coworkers have the opportunity to purchase Investment Shares on an annual basis on March 1 each year with the purchase price based on the fair market value of the shares as of the purchase date. Investment Shares vest at the rate of 20% per year over the five-year period commencing on the effective date of purchase, contingent on continued employment with the Company on the applicable vesting dates.

Long-Term Equity Awards Granted to NEOs in 2025

Annual RSU Awards

As disclosed in detail in the February 11, 2025 Form 8-K, at its meeting on February 11, 2025, the Compensation Committee approved, subject to ratification and approval by the full Board, the award of restricted shares of the Company’s Class A Common Stock each Executive Officer, except for Mr. Koch, Mr. Spillane, and Mr. Hodges, pursuant to the Company’s Employee Equity Incentive Plan. Of those awards, 50% were time-based RSUs and 50% were performance-based RSUs. The grants were subsequently ratified and approved by the full Board on February 6, 2025, and were awarded on March 1, 2025.

Vesting of the performance-based RSUs on the vesting date of March 1, 2028 is contingent upon: (1) the Company meeting certain compounded annual growth rate targets for net revenue growth in Fiscal Year 2027 over Fiscal Year 2024 (“CAGR Targets”); and (2) continued employment on the vesting date. The Compensation Committee will determine, in its sole discretion, whether the Company has met the vesting criteria prior to the vesting date. The CAGR Targets will be assessed on a sliding linear scale, whereby the Compensation Committee has discretion to establish the ultimate target achievement on a pro rata basis in between the below performance threshold points:

•	If CAGR is down more than 3%, none of the target RSU Shares will vest;
•	If CAGR is down less than 3%, then 50% of the target RSU Shares will vest
•	If CAGR is flat, then 100% of the target RSU Shares will vest; and
•	If CAGR is equal to or greater than 3%, 200% of the target RSU Shares will vest.

As an illustration of the linear sliding scale, if CAGR is down 1.5%, the Compensation Committee would have discretion to determine that 75% of the target RSU Shares will vest on the vesting date. The scale is capped at 200%.

The time-based RSUs will vest on March 1 in each of the years 2026 through 2029, contingent upon continued employment on the applicable vesting dates.

These Annual RSU awards included the following awards to our NEOs:

•	5,334 shares to Mr. Reynoso, valued at $1,300,269 on the grant date;
•	4,104 shares to Mr. Crowley, valued at $1,000,432 on the grant date; and
•	4,104 shares to Ms. Heath, valued at $1,000,432 on the grant date.

Special RSU

At its meeting on February 6, 2025, on the recommendation of the Compensation Committee, the Board of Directors approved a Special Performance-Based RSU (the “Special RSU”) to be awarded to each Executive Officer, except for Mr. Koch and Mr. Calagione. The Special RSUs were: (1) described in detail in the February 11, 2025 Form 8-K; (2) awarded on March 1, 2025; and (3) valued at $1 million for each Executive Officer. Vesting of the Special RSUs is contingent upon: (1) the Company achieving positive depletions growth in a three-quarter rolling period over the analogous three-quarter period from the previous fiscal year, in or before the three fiscal quarter period ending immediately prior to March 31, 2027; and (2) continued employment on the applicable vesting dates.

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Stock Option Awards to then President & CEO Michael Spillane

On February 8, 2025, the full Board approved an award of $6,200,000 in long-term equity awards to Mr. Spillane, 50% of which were Time-Based Option Awards and 50% of which were Performance-Based Option Awards, each awarded on March 1, 2025. These stock option awards were described in detail in the February 11, 2025 Form 8-K and awarded on March 1, 2025. The Performance-Based Option Awards have the same vesting contingencies and vesting schedule as the Annual Performance-Based RSUs awarded to our other NEOs, as described above under the heading Annual RSU Awards.

Special RSU to Treasurer & CFO Diego Reynoso

On August 11, 2025, the Board of Directors, on the recommendation of the Compensation Committee, approved the grant of an RSU to Mr. Reynoso valued at $1,200,000. The RSUs will vest as to 100% of the shares on August 11, 2026, contingent upon Mr. Reynoso’s continued employment by the Company on that date. The purpose of the award was retention and to maintain stability in light of the CEO transition. The RSU was disclosed in a Form 8-K filed by the Company on August 12, 2025.

Equity Adjustment for then Chief Supply Chain Officer Philip A. Hodges

On August 11, 2025, the Board of Directors, on the recommendation of the Compensation Committee, approved the grant of two RSU awards to Mr. Hodges, contingent upon the cancellation of analogous prior stock option awards.

The first award granted to Mr. Hodges on August 11, 2025 was a time-based RSU, awarded contingent upon the cancellation of his May 24, 2023 time-based stock option award initially of the same value of $2,000,000. 50% of the RSUs vested immediately upon the grant date; 25% of the RSUs vested on March 1, 2026; and the remaining 25% of the RSUs will vest on March 1, 2027, contingent upon Mr. Hodges’ continued employment on that date.

The second award granted to Mr. Hodges on August 11, 2025 was a performance-based RSU, granted contingent upon the cancellation of his May 24, 2023 performance-based stock option award initially of the same value of $1,000,000 and including the same performance criteria and vesting schedule as the cancelled performance-based stock option award. The performance criteria and vesting schedule are outlined in detail in a Form 8-K filed by the Company on May 22, 2023.

LTE Awards to Chief Operating Officer Philip A. Hodges

As described in a Form 8-K filed by the Company on October 20, 2025, the Company awarded two long-term equity awards to Mr. Hodges in connection with his promotion to Chief Operating Officer, the details of which were outlined in his Offer Letter. The terms of the Offer Letter were approved by the Board of Directors on October 16, 2025.

First, the Company granted Mr. Hodges a time-based stock option awarded valued at $9,000,000, effective October 28, 2025. The option shares vested as to one third of the shares covered by the Option on January 1, 2026, and will vest as to one third of the shares covered by the option on January 1 in each of 2027 and 2028, contingent upon Mr. Hodges’ continued employment by the Company on the applicable vesting dates.

Second, the Company granted Mr. Hodges a time-based RSU valued at $3,000,000, effective October 28, 2025. One third of the RSUs vested on January 1, 2026, and the remaining RSUs will vest on January 1 in each of 2027 and 2028, contingent upon Mr. Hodges’ continued employment by the Company on the applicable vesting dates.

Change in Control

Each of the equity awards granted to the Company’s Executive Officers in Fiscal Year 2025 includes a double-trigger Change in Control clause which provides that the awards shall become immediately exercisable in the event that a Change in Control results in the termination of the employment of the optionee without cause or good reason within 12 months of the Change in Control. For the purposes of the Company’s equity grants, the term “Change in Control” means if Chairman C. James Koch and/or members of his family cease to control a majority of the Company’s Class B Shares.

Executive Benefits

In 2025, the Company’s Executive Officers were eligible for the same level and offering of benefits as are available to all coworkers, including payment of annual life insurance premiums, Company matching contributions under the Company’s 401(k) plan, car allowances where applicable, Company health savings contributions under the Company’s medical plan, wellness plan reimbursements, and other benefit programs. The Company provides no additional benefits to its Executive Officers. However, certain coworkers are eligible for the reimbursement of relocation, commuting, and living expenses (“Relocation Assistance”) upon hiring and for a limited period thereafter. Additionally, all coworkers are eligible for a financial advisor benefit; the benefit is available in tiers based on the complexity of the coworker’s advisory needs. Three of our Executive Officers took advantage of this benefit in 2025. Of our NEOs, Mr. Hodges received relocation benefits valued at $67,324 and financial advisor benefits valued at $14,438 in 2025.

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How Executive Pay Levels Are Determined

As noted above, the Compensation Committee considers a number of factors in determining executive compensation, including but not limited to individual performance, responsibility level, role within the Company, tenure, a comparison of salaries paid to peers within the Company and to those with similar roles at other similarly sized companies, and data collected in interviewing and hiring external candidates for executive positions. It also reviews the historical compensation for each Officer, including salary, bonus, and equity grants.

Each year, the Compensation Committee, taking into consideration the recommendations of the CEO and the Chairman, determines the appropriate level of compensation for each Executive Officer. The Company emphasizes differentiation in executive compensation, focusing on high performers and individuals who significantly impact, or who have the potential to significantly impact, Boston Beer’s business.

Executive Compensation Analysis Timeline

While the Compensation Committee does not follow a strict calendar for establishing the parameters of executive compensation each year, it generally follows the following timeline. During and leading up to the October Compensation Committee meeting, the Committee, CEO, CFO, Chief People Officer, and the Director of Total Rewards review the Company’s peer group (if applicable), evaluate expected performance and vesting of outstanding equity grants, and review the projections for the then-current fiscal year bonus payouts.

Then, at its December meeting, the Committee reviews benchmarking data, has preliminary discussions about the following year’s LTE Award recommendations and bonus scale, and tentatively establishes an aggregate pool for the following year’s Executive Officer LTE Awards.

Next, in February, the Committee meets to review management’s report on Executive Officer performance and compensation; evaluates the status of the vesting criteria of any outstanding performance-based LTE Awards; reviews and approves the achievement of the previous year’s Executive Officer bonus targets; establishes the total compensation targets for Executive Officers for the then-current fiscal year; reviews and approves the bonus scale for the then-current fiscal year; and reviews and recommends approval of the LTE Awards to be awarded in the current fiscal year, including performance criteria – all subject to final approval by the full Board.

LTE Awards are generally granted on March 1, bonuses are typically paid in early March, and merit increases are generally effective in March. Merit increases, bonus awards, equity awards, and other compensation changes may occur at other times during the year on occasion.

The Company does not schedule equity award grants in anticipation of the release of material non-public information, nor does it time the release of material non-public information based on equity grant dates.

Compensation Assessments

The Compensation Committee has the authority to select, retain, and compensate outside executive compensation consultants and other experts as it determines is necessary to carry out its responsibilities. As one element in its assessment of the competitiveness of executive compensation packages established for Fiscal Year 2025, the Compensation Committee applied knowledge gained through executive compensation competitive assessments prepared by Frederic W. Cook & Co., Inc., or FW Cook, a nationally recognized executive compensation consulting firm (the “FW Cook Assessment”) that has been retained by the Company since 2018. The Compensation Committee assesses the independence of FW Cook on an annual basis.

In 2024, FW Cook presented a compensation analysis to the Compensation Committee, including suggesting a peer group of companies, considering criteria such as financial similarity (primarily revenue and market capitalization), industry similarity, and number of employees. The Committee approved the following companies as Boston Beer’s peer group in 2024:

Boston Beer Peer Group

Acushnet Company	Deckers Outdoor Corporation	Tilray Brands, Inc.
Brown-Forman Corporation	Flower Foods Inc.	The Vita Coco Company
Cabot Corporation	Hasbro, Inc.	Vector Group Ltd.
Celsius Holdings	Lancaster Colony Corp.	YETI Holdings, Inc.
Church & Dwight Co., Inc.	National Beverage Corp.
Columbia Sportswear Co.	SharkNinja

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The Compensation Committee adjusted this peer group again in late November 2025, but those adjustments did not factor into any compensation decisions for Fiscal Year 2025.

In 2025, the Committee determined that FW Cook is independent and that no conflicts of interest existed. FW Cook reports directly to the Compensation Committee and did not provide services to, or on behalf of, any other part of our business in 2025. As part of its retention in 2025, the Compensation Committee tasked FW Cook to analyze Boston Beer’s compensation programs and compensation strategies, confirm the appropriateness of the strategies, and provide the Committee with external benchmarking information for Boston Beer’s Executive Officers.

FW Cook used multiple data sources to assess Boston Beer’s executive compensation plan going forward, including, but not limited to, the compensation paid to the CEO and other named executive officers of the peer group companies, as derived from the most recent proxy statements filed by the peer group companies and third-party surveys. The information gained from the FW Cook Assessment helped the Compensation Committee better understand market practices and provided perspective for the Committee’s determinations regarding 2025 Executive Officer compensation packages. However, while competitive market practices are considered, the Committee continues to believe that individual and Company performance, the impact of an Executive Officer’s role and function within the Company, and the Executive Officer’s contribution to the Company’s growth are similarly important drivers of total compensation decisions.

Additional Compensation Policies and Practices

Executive Compensation Recovery Policy

In December 2006, the Compensation Committee adopted an executive compensation recovery policy that applies to Executive Officers. Under this policy, the Company was permitted to seek recovery of incentive income that was based on achievement of quantitative performance targets, if an Executive Officer or the Corporate Controller engaged in intentional misconduct that resulted in an increase in their incentive income. Incentive income includes income related to annual bonuses and LTE Awards. The Company had not sought compensation recovery under this policy since its adoption.

Effective October 2, 2023, the Board of Directors amended the Executive Compensation Recovery Policy and renamed it the Clawback Policy. Under the Clawback Policy, in the event the Company is required to prepare an accounting restatement, the Company will require the reasonably prompt recovery of any excess incentive compensation received by any Executive Officer, without regard to whether or not the Executive Officer committed any misconduct that led to the Restatement. A copy of the Clawback Policy was attached as Exhibit 97.1 to the Form 10-K filed by the Company on February 27, 2024. The Company has not been required to seek compensation recovery under the Clawback Policy.

Insider Trading Policies and Procedures

We have adopted insider trading policies and procedures applicable to our Directors, Executive Officers, and coworkers, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the NYSE listing standards. Our Insider Trading Policy prohibits our coworkers and related persons and entities from trading in Boston Beer stock while in possession of material, nonpublic information about the Company. Our trading blackout period requires that Officers of the Company and certain other designated coworkers only transact in Boston Beer stock during an open window period (except pursuant to an approved Rule 10b5-1 Plan), subject to limited exceptions. In addition, Officers and Directors are encouraged to obtain approval in advance of transactions in Boston Beer stock. The foregoing summary of our insider trading policies and procedures does not purport to be complete as it is qualified by reference to our Insider Trading Policy, a copy of which can be found as Exhibit 19.1 to our Annual Report on Form 10-K for Fiscal Year 2025.

Policies Prohibiting Hedging and Pledging Boston Beer Stock

Our Insider Trading Policy prohibits the Company’s Directors, Executive Officers, and certain other coworkers who are designated as Company “Insiders” from hedging or pledging Boston Beer Stock. As of the mailing of this Proxy Statement, there were approximately 275 Boston Beer coworkers identified as “Insiders” because they regularly have or may have access to material non-public information about the Company. Under this policy, the Company’s Directors, Executive Officers, and Insiders are also prohibited from engaging in any investment to reduce the risk of adverse price movements in Boston Beer stock

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and from offering Boston Beer stock to a lender as collateral for a loan. Trading of Boston Beer stock by Company Directors, Executive Officers, and Insiders is restricted under this policy to defined window periods following our quarterly earnings releases (except pursuant to an approved Rule 10b5-1 Plan). All Directors, Executive Officers, and Insiders are also prohibited by the Insider Trading Policy from engaging in certain trading practices involving Boston Beer stock which would suggest speculation in our securities, including short-term trading, short sales, transactions involving put or call options, and purchases on margin. For all other coworkers, such practices are strongly discouraged but not prohibited, subject to prior notice to the Company.

Additionally, in February 2013, the Board adopted a separate and complementary policy that bans hedging or pledging of Boston Beer stock by all Directors, Executive Officers, and Company Insiders. This policy is also incorporated into our Corporate Governance Guidelines and Nominating/Governance Committee Charter. On an annual basis, all Company Directors and Executive Officers are required to certify compliance with this policy, which specifically prohibits such persons from: (1) purchasing or selling financial instruments, such as prepaid variable forward contracts, equity swaps, collars, or exchange funds that are designed to hedge or offset any decrease in the market value of Boston Beer stock; (2) engaging in short sales of Boston Beer stock; or (3) holding Boston Beer stock in a margin account or entering into any transaction involving the pledge or other use of Boston Beer stock as collateral to secure indebtedness or other obligations. All other coworkers are discouraged but not prohibited by this policy from entering into hedging transactions and engaging in short sales related to Boston Beer stock. The Company knows of no violations of this policy since its adoption.

Stock Ownership and Retention Guidelines

To foster a culture of ownership and further align the long-term interests of the Directors with those of stockholders, in 2013, the Board of Directors, upon the recommendation of both the Compensation Committee and the Nominating/Governance Committee, adopted Director Stock Ownership and Retention Guidelines. The Board amended the Guidelines on February 9, 2023, following a recommendation by the Compensation Committee. As amended, the Guidelines:

•	define “shares” to mean beneficially owned shares of the Company, including both Class A and Class B Shares, whether directly or indirectly held, and unvested RSUs, but to not include indirectly held shares for which a director disclaims beneficial ownership or shares subject to unexercised options;
•	define “Target Ownership” as shares having an aggregate value equal to four (4) times: (1) the annual base salary of an employee Director; or (2) the annual base cash Director Fee of a Non-Employee Director; and
•	state that Directors should endeavor to hold shares valued at or above their respective Target Ownership threshold, and until Target Ownership has been achieved, Directors are prohibited from selling shares, with certain limited exceptions.

The Company reviewed the progress made on the equity ownership guidelines in February 2026 and determined that four Directors had achieved their respective Target Ownership, while five Directors had yet to achieve their respective Target Ownership.

Tax Deductibility under Section 162(m)

In evaluating compensation programs applicable to our Named Executive Officers (including the Company’s annual and long-term incentive plans), the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Internal Revenue Code, which places a limit of $1 million per year on the amount of compensation paid to our named executive officers that is deductible by the Company for income tax purposes.

The Compensation Committee will continue to maintain maximum flexibility in the design of the Company’s compensation programs and continues to reserve the discretion to exceed the limitation on deductibility under Section 162(m) to ensure that our NEOs are compensated in a manner that we believe to be consistent with our best interests and those of our stockholders.

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Fiscal Year 2025 Named Executive Officer Compensation

Compensation of C. James Koch, Chairman, President & Chief Executive Officer

Mr. Koch, the Company’s Founder and Chairman, reassumed the position of President and CEO effective August 15, 2025. Prior to this appointment, Mr. Koch served as Brewer, Founder, and Chairman of the Board, during which time in 2025, he did not receive salary, bonus, or equity compensation. Upon assuming the CEO role, Mr. Koch elected to continue forgoing salary and bonus, and no new equity awards were granted. His compensation in 2025 was comprised solely of $5,637 in health and welfare coverage and $58 in life and disability insurance premiums, resulting in $5,695 in total compensation for 2025.

The Summary Compensation Table included in this Proxy Statement sets forth all compensation received by Mr. Koch for Fiscal Year 2025. There is no Company-sponsored retirement program for Mr. Koch other than the Company’s 401(k) plan, and he received no benefits or perquisites from Boston Beer other than the benefits generally available to our coworkers. Mr. Koch does not have a severance or change in control arrangement.

Compensation of Michael Spillane, Former President & Chief Executive Officer

Mr. Spillane stepped down from his position of President and CEO effective August 15, 2025, but remained employed in an advisory role for all of Fiscal Year 2025. His compensation in 2025 included a base salary, a performance-based cash bonus, an annual performance-based RSU award, a performance-based stock option award, and a time-based stock option award. The mix of his total compensation for 2025 is set forth below:

Former President & CEO Michael Spillane 2025 Total Compensation Mix

Annual Compensation
Base Salary Received	$803,519
Performance-Based Cash Bonus	$874,281
Performance-Based RSU Award	$1,000,188
Stock Option Awards	$6,200,161
Other Compensation	$14,685
2025 TOTAL COMPENSATION	$8,892,835

The details of Mr. Spillane’s compensation, which were described in full in Form 8-Ks filed on February 11, 2025 and August 1, 2025, and the Transition Agreement attached as Exhibit 10.1 to the August 1, 2025 Form 8-K, are summarized below:

•	Base Salary: Mr. Spillane’s annual base salary of $905,000 was approved by the Compensation Committee of the Board of Directors on February 5, 2025. After stepping down as CEO effective Augst 15, 2025, he remained a salaried employee of the Company with the same base salary through November 15, 2025, and was then engaged as an advisor through March 31, 2026, compensated at the rate of $10,000 per quarter. This transition package was approved by both the Compensation Committee and the full Board on August 1, 2025.
•	Performance-Based Cash Bonus: On February 5, 2025, the Compensation Committee approved a target cash bonus for Mr. Spillane of 120% of his full-year base salary. As approved by the Compensation Committee and the full Board on August 1, 2025, the Transition Agreement capped his cash bonus potential to the period as a salaried employee through November 15, 2025. As described under the Cash Incentive Bonuses heading, the Compensation Committee reviewed Fiscal Year 2025 Company performance against the 2025 cash bonus scale in February 2026 and determined that the Company achieved 90% on the scale. Accordingly, the Committee approved a bonus to Mr. Spillane in the amount of $874,281, which was paid in March 2026.
•	Performance-Based RSU Award: On March 1, 2025, the Company granted Mr. Spillane a performance-based RSU valued at $1,000,188, which is described above under the heading “Special RSU.” The Special RSU granted to Mr. Spillane has the same structure and value as the Special RSU granted to the Company’s other Executive Officers. Vesting of the Special RSUs is contingent upon: (1) the Company achieving positive depletions growth in a three-quarter rolling period over the analogous three-quarter period from the previous fiscal year, in or before the three fiscal quarter period ending immediately prior to March 31, 2027; and (2) continued employment on the applicable vesting dates. Given that Mr. Spillane’s employment as an advisor ended on March 31, 2026, his Special RSUs will not vest.

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•	Stock Option Awards: On February 8, 2025, the full Board approved the grant of $6,200,000 in long-term equity awards to Mr. Spillane, 50% of which were Time-Based Option Awards and 50% of which were Performance-Based Option Awards, each awarded on March 1, 2025. The Time-Based Option Awards were scheduled to vest 25% per year over a four-year period, with the first vesting occurring on March 1, 2026, and the last on March 1, 2029, contingent upon continued employment with the Company on the applicable vesting dates. Given that Mr. Spillane’s employment as an advisor ended on March 31, 2026, no additional shares will vest after that date. The Time-Based Option Awards were scheduled vest on March 1, 2028, contingent on the Company achieving certain net revenue growth in Fiscal Year 2027 over Fiscal Year 2024 and continued employment on that date. Given that Mr. Spillane’s employment as an advisor ended on March 31, 2026, no shares from this award will vest.
•	Other Compensation: “Other Compensation” includes $14,000 in matching contributions to the Company’s 401(k) plan and $685 in Company contributions to annual group life insurance, accidental death and dismemberment insurance, and short-term and long-term disability. Mr. Spillane was eligible for the same level and offering of those benefits as other Company coworkers.

The Summary Compensation Table included in this Proxy Statement sets forth all compensation received by Mr. Spillane for Fiscal Year 2025. There is no Company-sponsored retirement program for Mr. Spillane other than the Company’s 401(k) plan, and he received no benefits or perquisites from Boston Beer other than the benefits generally available to our coworkers. Mr. Spillane does not have a severance or change in control arrangement, other than the Change in Control provisions in his LTE Awards, which are described in detail under the heading “Employment Contracts, Termination of Employment, and Change in Control Agreements.”

Compensation of Named Executive Officers Other than the CEO and Former CEO

As described in more detail under the heading “Components of Executive Compensation and Determination of Compensation Mix”, the primary components of the compensation of our Named Executive Officers in 2025, other than Mr. Koch and Mr. Spillane, were as follows.

Base Salary: The following table shows the 2025 base salary, the corresponding percentage increase above the 2024 base salary level, and the actual salary earned in 2025 of our other Named Executive Officers.

Name	Title	Base Salary for 2025	Increase from 2024 Base Salary	Actual Salary Earned in 2025
Diego Reynoso	Treasurer and CFO	$642,720	3.0%	$639,120
Philip A. Hodges	Chief Operating Officer	$800,000	26.3%	$647,336
Michael R. Crowley	Chief Sales Officer	$450,000	8.0%	$443,269
Tara L. Heath	Chief Legal Officer & General Counsel	$425,000	10.0%	$417,740

Mr. Crowley’s 2025 base salary of $450,000, an 8.0% increase from his 2024 base salary, and Ms. Heath’s base salary of $425,000, a 10.0% increase from her 2024 base salary, were approved by the Compensation Committee on February 6, 2025, reflecting an effort to align their base salaries with market peers.

As reported in a Form 8-K filed by the Company on October 22, 2025, Mr. Hodges was promoted to Chief Operating Officer on October 20, 2025, with an annual base salary of $800,000, which was approved by the full Board of Directors on October 17, 2025 and outlined in an Offer Letter, which was attached as Exhibit 10.1 to the October 22, 2025 Form 8-K.

Bonus: For Fiscal Year 2025, the overall cash incentive target bonus potential of our other Named Executive Officers was: (1) 75% of base salary for Mr. Reynoso; (2) 100% of base salary for Mr. Hodges during his time as Chief Operating Officer, prorated with 65% of base salary during his time as Chief Supply Chain Officer; and (4) 60% of base salary for Mr. Crowley and Ms. Heath.

The achievement of these bonuses for 2025 was based on Company performance against the Company Goals. As described in the “Cash Incentive Bonuses” section, in February 2026 the Compensation Committee determined that the Company achieved 85% on the Bonus Scale, utilized their discretion to adjust the 2025 Achievement to 90%, and retained discretion to adjust individual bonuses for performance differentiation. As a result, the Committee approved bonus payments to our other NEOs as follows:

Name	Title	2025 Bonus, Paid in March 2026
Diego Reynoso	Treasurer and CFO	$455,373
Philip A. Hodges	Chief Operating Officer	$461,246
Michael R. Crowley	Chief Sales Officer	$252,663
Tara L. Heath	Chief Legal Officer & General Counsel	$238,112

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March 1, 2025 Equity Awards: On March 1, 2025, the Company granted annual performance-based RSUs, annual time-based RSUs, and Special RSUs to our other NEOs, which awards had been approved by the Compensation Committee and the Board of Directors in February 2025. The number of shares awarded and the value of the awards as of March 1, 2025 are shown in the chart below.

Name	Title	Performance-Based RSUs	Time-Based RSUs	Special RSUs
Diego Reynoso	Treasurer and CFO	2,667 RSUs $650,135	2,667 RSUs $650,135	4,103 RSUs $1,000,188
Philip A. Hodges	Chief Operating Officer	—	—	4,103 RSUs $1,000,188
Michael R. Crowley	Chief Sales Officer	2,052 RSUs $500,216	2,052 RSUs $500,216	4,103 RSUs $1,000,188
Tara L. Heath	Chief Legal Officer & General Counsel	2,052 RSUs $500,216	2,052 RSUs $500,216	4,103 RSUs $1,000,188

Mr. Hodges did not receive annual RSUs on March 1, 2025, as he received special long-term equity awards in May 2023 in lieu of annual awards.

Other Long-Term Equity Awards Granted to Our Other NEOs in 2025

Special RSU to Treasurer & CFO Diego Reynoso

On August 11, 2025, the Board of Directors, on the recommendation of the Compensation Committee, approved the grant of an RSU to Mr. Reynoso valued at $1,200,000. The RSUs will vest as to 100% of the shares on August 11, 2026, contingent upon Mr. Reynoso’s continued employment by the Company on that date. The purpose of the award was retention and to maintain stability in light of the CEO transition. The RSU was disclosed in a Form 8-K filed by the Company on August 12, 2025.

Equity Adjustment for then Chief Supply Chain Officer Philip A. Hodges

On August 11, 2025, the Board of Directors, on the recommendation of the Compensation Committee, approved the grant of two RSU awards to Mr. Hodges, contingent upon the cancellation of analogous prior stock option awards.

The first award granted to Mr. Hodges on August 11, 2025 was a time-based RSU, awarded contingent upon the cancellation of his May 24, 2023 time-based stock option award initially of the same value of $2,000,000. 50% of the RSUs vested immediately upon the grant date; 25% of the RSUs vested on March 1, 2026; and the remaining 25% of the RSUs will vest on March 1, 2027, contingent upon Mr. Hodges’ continued employment on that date.

The second award granted to Mr. Hodges on August 11, 2025 was a performance-based RSU, granted contingent upon the cancellation of his May 24, 2023 performance-based stock option award initially of the same value of $1,000,000 and including the same performance criteria and vesting schedule as the cancelled performance-based stock option award. The performance criteria and vesting schedule are outlined in detail in a Form 8-K filed by the Company on May 22, 2023.

LTE Awards to Chief Operating Officer Philip A. Hodges

As described in a Form 8-K filed by the Company on October 20, 2025, the Company awarded two long-term equity awards to Mr. Hodges in connection with his promotion to Chief Operating Officer, the details of which were outlined in his Offer Letter. The terms of the Offer Letter were approved by the Board of Directors on October 16, 2025.

First, the Company granted Mr. Hodges a time-based stock option awarded valued at $9,000,000, effective October 28, 2025. The option shares vested as to one third of the shares covered by the Option on January 1, 2026, and will vest as to one third of the shares covered by the option on January 1 in each of 2027 and 2028, contingent upon Mr. Hodges’ continued employment by the Company on the applicable vesting dates.

Second, the Company granted Mr. Hodges a time-based RSU valued at $3,000,000, effective October 28, 2025. One third of the RSUs vested on January 1, 2026, and the remaining RSUs will vest on January 1 in each of 2027 and 2028, contingent upon Mr. Hodges’ continued employment by the Company on the applicable vesting dates.

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Compensation Committee Report

The information contained in this report is not soliciting material, is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under The Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation of this proxy statement by reference.

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on that review and those discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held on May 27, 2026 and incorporated by reference in the Company’s Annual Report on Form 10-K for Fiscal Year 2025.

Joseph H. Jordan, Chair

Julio N. Nemeth

Christopher I. “Biz” Stone

Cynthia A. Swanson

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or during Fiscal Year 2025 was, an officer or employee of Boston Beer or any of its subsidiaries, and no Compensation Committee member has any interlocking relationship with the Company which is required to be reported under applicable rules and regulations of the SEC.

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Executive Compensation

Summary Compensation Table

The following table summarizes the compensation of our 2026 NEOs for Fiscal Year 2025, Fiscal Year 2024, and Fiscal Year 2023.

Name and Principal Position	Fiscal Year	Salary	(1)	Bonus	(1)(2)	Restricted Stock Awards	(3)	Option Awards	(3)	All Other Compensation	(1)(4)	Total
Jim Koch	2025	$0		$0		$0		$0		$5,695		$5,695
CEO, Brewer & Founder	2024	$478,404		$0		$0		$0		$14,672		$493,076
	2023	$464,470		$455,181		$0		$0		$14,117		$933,768
Diego Reynoso Chief Financial Officer	2025	$639,120		$455,373		$3,500,512	(5)(6)(7)	$0		$14,742		$4,609,747
	2024	$619,385		$382,470		$800,548	(5)(9)	$0		$14,672		$1,817,074
	2023	$184,615		$111,000		$1,500,083	(5)	$1,500,110	(5)	$608,359		$3,904,167
Phil Hodges Chief Operating Officer	2025	$647,336		$461,246		$7,000,621	(5)(7)(8)(12)	$9,000,035	(5)	$96,504		$17,205,742
	2024	$629,902		$359,044		$0		$0		$41,285		$1,030,231
	2023	$376,096		$214,500		$5,000,543	(5)(8)	$3,000,117	(5)(8)	$668,245		$9,259,501
Michael Crowley Chief Sales Officer	2025	$443,269		$252,663		$2,000,620	(5)(6)(7)	$0		$18,270		$2,714,823
	2024	$414,039		$196,668		$415,373	(5)(9)	$0		$19,582		$1,045,661
	2023	$320,345		$154,000		$225,091	(5)	$0		$18,305		$717,741
Tara Heath Chief Legal Officer, General Counsel	2025	$417,740		$238,112		$2,000,620	(5)(6)(7)	$0		$16,060		$2,672,532
	2024	$380,125		$198,615		$400,582	(5)(9)	$0		$32,664		$1,011,986
	2023	$348,238		$174,250		$175,176	(5)	$175,118	(10)	$32,605		$905,386
Michael Spillane Former President & CEO	2025	$803,519		$874,281		$1,000,188	(7)	$6,200,161	(5)(6)	$14,685		$8,892,835
	2024	$695,423		$2,581,540		$2,000,039	(9)	$3,000,052	(5)	$14,269		$8,291,323
	2023	$115,000	(11)	$0		$65,109	(11)	$65,101	(11)	$0		$245,210

(1)	Included in this column are amounts earned, although not necessarily received, during the corresponding fiscal year.
(2)	The Compensation Committee, on occasion, awards Executive Officers additional discretionary bonus payments outside of the scope of the Executive Officer’s incentive bonus goal plan in recognition of exceptional performance, in connection with hiring, or for other reasons.
(3)	Reflects the dollar amount of the aggregate grant date fair value of awards granted during each fiscal year as computed in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). The methods and assumptions used in valuing the stock option and restricted stock awards in accordance with ASC 718 are described in the Company’s audited financial statements for Fiscal Year 2025 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2026.
(4)	Includes annual group life insurance premium, Company matching contributions under the Company’s 401(k) plan paid in the respective year, car allowances as applicable, Company health savings contributions under the Company’s medical plan paid in the respective year, accrued but unused paid time off paid to former employees, financial guidance benefits, fitness reimbursements, and Relocation Assistance if applicable. For Fiscal Year 2025, Mr. Reynoso, Mr. Hodges, Mr. Crowley, Ms. Heath, and Mr. Spillane each received 401(k) plan matching contributions in the amount of $14,000.
(5)	Grant contains service-based vesting conditions; as such, the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures.
(6)	Grant contains performance-based vesting conditions based on net revenue growth as fully described under the heading “Long-Term Equity Awards - Stock Option Awards” above; the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures. The Compensation Committee will determine if the performance criteria have been met prior to March 1, 2028.
(7)	Grant contains performance-based vesting conditions based on the Company achieving positive depletions growth as fully described under the heading “Long-Term Equity Awards - Stock Option Awards” above; the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures. Quarterly assessment of the performance criteria began in the third quarter of Fiscal Year 2025, and through the end of the fourth quarter of Fiscal Year 2025 the criteria had not been achieved. The Compensation Committee will continue to evaluate performance each quarter, with the final measurement period concluding at the end of the first quarter of Fiscal Year 2027.
(8)	Grant contains performance-based vesting conditions based on meeting adjusted gross margin and net promotor score achievement targets, as fully described under the heading “Long-Term Equity Awards - Stock Option Awards” above; the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures. The Compensation Committee will determine if the performance criteria have been met prior to May 1, 2027.
(9)	Grant contains performance-based vesting conditions based on net revenue growth as fully described under the heading “Long-Term Equity Awards - Stock Option Awards” above; the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures. The Compensation Committee will determine if the performance criteria have been met prior to March 1, 2027.
(10)	Grant contains performance-based vesting conditions based on net revenue growth as fully described under the heading “Long-Term Equity Awards - Stock Option Awards” above; the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures. In February 2025, the Compensation Committee determined that the performance criteria had been achieved.

THE BOSTON BEER COMPANY, INC.	2026 Proxy Statement	41

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(11)	Includes standard Director compensation received by Mr. Spillane for service on the Company’s Board of Directors.
(12)	Grant contains modification of equity awards resulting from the cancellation of outstanding May 2023 stock option awards and the grant of replacement RSU awards in August 2025. Because the modified awards contain service-based and performance-based vesting conditions, the value reported reflects the grant date fair value of the new awards in accordance with ASC 718. The Company measured the incremental compensation cost as the excess of the fair value of the modified awards over the fair value of the original awards on the modification date.

Except as noted in the “All Other Compensation” column, we have not paid or provided any perquisites to any of our Executive Officers, either individually or in the aggregate, in excess of $10,000. Investment Shares of the Company’s Class A Common Stock purchased by Executive Officers at a discount under the ISP are not included in the Summary Compensation Table. The Chairman and the CEO are not eligible for the ISP. Executive Officers other than the Chairman and the CEO receive the same opportunity under the ISP as other ISP Eligible Employees. On December 27, 2025, no Executive Officers held unvested Investment Shares.

Grants of Plan-Based Awards in Fiscal Year 2025

The following table describes the potential range of annual cash incentive awards and potential payouts under equity incentive awards for Fiscal Year 2025 performance, the actual stock option awards granted during Fiscal Year 2025, the actual RSUs granted during Fiscal Year 2025, and the grant date fair value of the equity awards.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number		Exercise or Base Price of Option		Closing Price on Date of		Grant Date Fair Value of Stock and Option
Name/Type of Award	Grant Date	Approval Date		Target ($)		Maximum ($)		Target (sh)		Maximum (sh)		of Shares of Stock		Awards ($/sh)		Grant ($/sh)		Awards ($)(2)
Diego Reynoso
Annual Incentive				$479,340		$1,198,350
Performance RSU	3/1/2025	2/12/2025	(4)									2,667	(7)					$650,135
Performance RSU	3/1/2025	2/12/2025	(4)									4,103	(8)					$1,000,188
Service RSU	3/1/2025	2/12/2025	(4)									2,667	(9)					$650,135
Service RSU	8/11/2025	8/11/2025	(4)									5,518	(10)					$1,200,055
Phil Hodges
Annual Incentive				$485,502	(14)	$1,213,755	(14)
Performance RSU	3/1/2025	2/12/2025	(4)									4,103	(8)					$1,000,188
Performance RSU	8/11/2025	8/11/2025	(4)									4,599	(11)(12)					$1,000,191
Service RSU	8/11/2025	8/11/2025	(4)									9,197	(11)(13)					$2,000,164
Service Option	10/28/2025	10/20/2025	(3)					88,268	(5)	88,268	(5)			$227.52	(3)	$227.52	(3)	$9,000,035
Service RSU	10/28/2025	10/20/2025	(4)									13,186	(5)					$3,000,079
Michael Crowley
Annual Incentive				$265,961		$664,904
Performance RSU	3/1/2025	2/12/2025	(4)									2,052	(7)					$500,216
Performance RSU	3/1/2025	2/12/2025	(4)									4,103	(8)					$1,000,188
Service RSU	3/1/2025	2/12/2025	(4)									2,052	(9)					$500,216
Tara Heath
Annual Incentive				$250,644		$626,610
Performance RSU	3/1/2025	2/12/2025	(4)									2,052	(7)					$500,216
Performance RSU	3/1/2025	2/12/2025	(4)									4,103	(8)					$1,000,188
Service RSU	3/1/2025	2/12/2025	(4)									2,052	(9)					$500,216
Michael Spillane
Annual Incentive				$964,223	(15)	$2,410,557	(15)
Service Option	3/1/2025	2/12/2025	(3)					27,369	(6)	27,369	(6)			$243.77	(3)	$243.77	(3)	$3,100,070
Performance Option	3/1/2025	2/12/2025	(3)					26,825	(7)	26,825	(7)			$243.77	(3)	$243.77	(3)	$3,100,091
Performance RSU	3/1/2025	2/12/2025	(4)									4,103	(8)					$1,000,188

www.bostonbeer.com	THE BOSTON BEER COMPANY, INC.	2026 Proxy Statement	42

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(1)	Cash bonus payouts are determined in accordance with a scale that provides for between 0% and 250% payout. The target represents 100% payout for full achievement of the performance goals, whereas the maximum represents 250% payout for achievement above the performance goals. Nevertheless, the Compensation Committee has the discretion to adjust the actual payout upon evaluation of overall achievement.
(2)	Reflects the dollar amount of the aggregate grant date fair value of awards granted during the fiscal year as computed in accordance with ASC 718. The method and assumptions used in valuing the equity awards in accordance with ASC 718 are described in Notes B and O to the Company’s audited financial statements for Fiscal Year 2025, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2026.
(3)	On the Approval Date, upon the recommendation of the Compensation Committee, the Board of Directors granted the above stock options effective, with an exercise price equal to the closing price of the Company’s stock on the last trading day immediately prior to the Grant Date.
(4)	On the Approval Date, upon the recommendation of the Compensation Committee, the Board of Directors granted the above RSU effective as of the Grant Date.
(5)	The shares will vest one third on January 1 in each of 2026, 2027 and 2028, contingent upon your continued employment by the Company on the applicable vesting dates.
(6)	The option vests at 25% on March 1, 2026, 25% on March 1, 2027, 25% on March 1, 2028 and 25% on March 1, 2029, contingent upon continued employment with the Company on the applicable vesting dates.
(7)	The vesting of these shares is contingent on the Company achieving certain performance criteria. If the compounded annual growth rate of the Company’s net revenue in 2027 over 2024 is equal to or greater than -3.0%, but less than 0%, 50% of the number of shares will be eligible to vest on March 1, 2028. If the compounded annual growth rate of the Company’s net revenue in 2027 over 2024 is equal to or greater than 0%, but less than 3.0%, 100% of the number of shares shall be eligible to vest on March 1, 2028. If the compounded annual growth rate of the Company’s net revenue in 2027 over 2024 is equal to or greater than 3.0%, 200% of the number of shares shall be eligible to vest on March 1, 2028.
(8)	The RSUs are subject to performance-based vesting tied to the Company’s “growth goal,” defined as positive full-company depletions growth over any three-quarter rolling period between Q1 2025 and Q1 2027, compared to the corresponding three-quarter period in the prior year. Upon certification that the performance criteria have been achieved, 50% of the RSUs will vest immediately, 25% will vest on the following March 1, and the remaining 25% will vest on the next March 1, one year later, in each case contingent upon continued employment with the Company on the applicable vesting dates.
(9)	The RSUs vest 25% per year over a four-year period, with the first vesting occurring on March 1, 2026, and the last on March 1, 2028, contingent upon continued employment with the Company on the applicable vesting dates.
(10)	The RSUs vest 100% on August 11, 2026, contingent upon continued employment with the Company on the applicable vesting dates.
(11)	Grant contains modification of equity awards resulting from the cancellation of outstanding May 2023 stock option awards and the grant of replacement RSU awards in August 2025. Because the modified awards contain service-based and performance-based vesting conditions, the value reported reflects the grant date fair value of the new awards in accordance with ASC 718. The Company measured the incremental compensation cost as the excess of the fair value of the modified awards over the fair value of the original awards on the modification date.
(12)

The RSUs include two performance-based vesting components:

•

Adjusted Delivered Gross Margin Component (87.5%) - These RSUs will vest on March 1, 2027, contingent upon Fiscal Year 2026 performance. If the Company achieves an Adjusted Delivered Gross Margin of 40.3% or greater, 87.5% will vest. If the Company achieves 39.3% or greater, but below the primary target, 43.75% will vest. If neither threshold is met, no RSUs will vest under this component.

•

Net Promoter Score Component (12.5%) - These RSUs will vest on May 1, 2027, contingent upon achieving results from the 2027 Engagement Survey. If the Company achieves a Supply Chain Net Promoter Score of +19 or greater, 12.5% will vest. If the Company achieves +9 or greater, but below the primary target, 6.25% will vest. If neither threshold is met, no RSUs will vest under this component.

(13)	The RSUs vests at 50% August 11, 2025, 25% on March 1, 2026, 25% on March 1, 2027, contingent upon continued employment with the Company on the applicable vesting dates.
(14)	Reflects proration of Mr. Hodges’ 2025 compensation as a result of his appointment as Chief Operating Officer effective October 20, 2025.
(15)	Reflects adjustments to Mr. Spillane’s 2025 compensation in connection with his Transition Agreement entered into on August 1, 2025.

THE BOSTON BEER COMPANY, INC.	2026 Proxy Statement	43

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Outstanding Equity Awards at 2025 Fiscal Year End

The following table sets forth information regarding LTE Awards granted to our Named Executive Officers that were outstanding as of December 27, 2025.

	Option Awards							Stock Awards
Name	No. of Securities Underlying Unexercised Options Exercisable		No. of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	No. of Shares of Stock That Have Not Vested		Market Value of Shares that Have Not Vested ($)(1)
Jim Koch	2,745	(2)	—		—	$169.85	1/1/2027
	1,511	(3)	—		—	$191.10	12/31/2027
Diego Reynoso	4,858	(11)	4,859	(11)	—	$333.50	10/31/2033	2,250	(4)	$443,363
								975	(5)	$192,124
								2,667	(6)	$525,532
								5,518	(7)	$1,087,322
								1,299	(8)	$255,968
								2,667	(9)	$525,532
								4,103	(10)	$808,496
Phil Hodges	—		88,268	(17)	—	$227.52	10/28/2035	3,025	(12)	$596,076
								4,599	(13)	$906,233
								13,186	(14)	$2,598,301
								9,073	(15)	$1,787,835
								4,103	(10)	$808,496
								4,599	(16)	$906,233
Michael Crowley	—		—		—	—	—	147	(18)	$28,966
								232	(19)	$45,716
								506	(5)	$99,707
								2,052	(6)	$404,347
								674	(8)	$132,812
								2,052	(9)	$404,347
								4,103	(10)	$808,496
Tara Heath	360	(20)	720	(20)	—	$323.80	10/28/2033	196	(18)	$38,622
								271	(19)	$53,401
								488	(5)	$96,160
								2,052	(6)	$404,347
								650	(8)	$128,083
								2,052	(9)	$404,347
								4,103	(10)	$808,496
Michael Spillane	1,698	(21)	—		—	$140.05	5/18/2027	4,103	(10)(24)	$0
	1,016	(21)	—		—	$238.90	5/17/2028
	787	(21)	—		—	$343.86	5/16/2029
	580	(21)	—		—	$484.46	5/14/2030
	237	(21)	—		—	$1,061.71	5/19/2031
	635	(21)	—		—	$356.52	5/18/2032
	417	(21)	—		—	$319.16	5/17/2033
	—		21,205	(22)(24)	—	$304.42	4/1/2034
	—		27,369	(23)(24)	—	$243.77	3/1/2035

www.bostonbeer.com	THE BOSTON BEER COMPANY, INC.	2026 Proxy Statement	44

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(1)	Market value of shares that have not vested is calculated using a stock price of $299.98, which is the Market value of shares that have not vested is calculated using a stock price of $197.05, which is the closing price of the Company’s stock on the last trading day of Fiscal Year 2025.
(2)	Stock option award granted on January 1, 2017. Contingent on certain performance criteria being met and continued employment on the applicable vesting date, one-third of the shares vested on March 1, 2020, January 1, 2021, and January 1, 2022. In February 2020, the Compensation Committee determined that the performance criteria had been met.
(3)	Stock option award granted on January 1, 2017. Contingent on certain performance criteria being met and continued employment on the applicable vesting date, one-third of the shares vested on March 1, 2020, January 1, 2021, and January 1, 2022. In February 2020, the Compensation Committee determined that the performance criteria had been met.
(4)	RSU granted on October 31, 2023. Contingent on Mr. Reynoso’s continued employment by the Company on the applicable vesting date, 25% of the shares vested on March 1, 2024, 25% of the shares vested on March 1, 2025, 25% of the shares will vest on March 1, 2026, and 25% of the shares will vest on March 1, 2027.
(5)	RSU granted on March 1, 2024. Contingent on continued employment by the Company on the applicable vesting date, 25% of the shares vested or will vest on March 1 in the years 2025 to 2028.
(6)	RSU granted on March 1, 2025. Contingent on continued employment by the Company on the applicable vesting date, 25% of the shares will vest on March 1 in the years 2026 to 2029.
(7)	RSU granted on August 11, 2025. Contingent on Mr. Reynoso’s continued employment by the Company on the applicable vesting date, 100% of the shares will vest on August 11, 2026.
(8)	RSU granted on March 1, 2024. Contingent on certain performance criteria being met and continued employment on the applicable vesting date, the shares will vest partially or fully on March 1, 2027.
(9)	RSU granted on March 1, 2025. Contingent on certain performance criteria being met and continued employment on the applicable vesting date, the shares will vest partially or fully on March 1, 2028.
(10)	RSU granted on March 1, 2025. Contingent on certain performance criteria being met by March 2027 and continued employment on the applicable vesting date, 50% will vest immediately, 25% will vest on the following March 1, and the remaining 25% will vest on the next March 1, one year later.
(11)	Stock option award granted on October 31, 2023. Contingent on Mr. Reynoso’s continued employment by the Company on the applicable vesting date, 25% of the shares vested on March 1, 2024, 25% of the shares vested on March 1, 2025, 25% of the shares will vest on March 1, 2026, and 25% of the shares will vest on March 1, 2027.
(12)	RSU granted on May 24, 2023. Contingent on Mr. Hodges’ continued employment by the Company on the applicable vesting date, 25% of the shares vested on March 1, 2024, 25% of the shares vested on March 1, 2025, 25% of the shares will vest on March 1, 2026, and 25% of the shares will vest on March 1, 2027.
(13)	RSU granted on August 11, 2025. Contingent on Mr. Hodges’ continued employment by the Company on the applicable vesting date, half of the shares vested immediately upon grant, 25% of the shares will vest on March 1, 2026, and 25% of the shares will vest on March 1, 2027.
(14)	RSU granted on October 28, 2025. Contingent on Mr. Hodges’ continued employment by the Company on the applicable vesting date, one-third of the shares vested or will vest on January 1, 2026, January 1, 2027, and January 1, 2028.
(15)	RSU granted on May 24, 2023. Contingent on Mr. Hodges achieving certain gross margin and net promoter score targets, and continued employment on the applicable vesting date, the shares will vest partially or fully on March 1, 2027.
(16)	RSU granted on August 11, 2025. Contingent on Mr. Hodges achieving certain gross margin and net promoter score targets, and continued employment on the applicable vesting date, the shares will vest partially or fully on March 1, 2027.
(17)	Stock option award granted on October 28, 2025. Contingent on Mr. Hodges’ continued employment by the Company on the applicable vesting date, one-third of the shares vested or will vest on January 1, 2026, January 1, 2027, and January 1, 2028.
(18)	RSU granted on March 1, 2022. Contingent on continued employment by the Company on the applicable vesting date, 25% of the shares vested or will vest on March 1 in the years 2023 to 2026.
(19)	RSU granted on March 1, 2023. Contingent on continued employment by the Company on the applicable vesting date, 25% of the shares vested or will vest on March 1 in the years 2024 to 2027.
(20)	Stock option award granted on March 1, 2023. Contingent on certain performance criteria being met and continued employment on the applicable vesting date, one-third of the shares will vest on March 1 in each of the years 2025 to 2027. In February 2025, the Compensation Committee determined that the performance criteria had been met.
(21)	Stock option awards granted under the Director Equity Plan, prior to Mr. Spillane’s appointment as President and CEO.
(22)	Stock option granted on April 1, 2024. Contingent on Mr. Spillane’s continued employment by the Company on the applicable vesting date, 50% of the shares will vest on March 1, 2026, 25% of the shares will vest on March 1, 2027, and 25% of the shares will vest on March 1, 2028.
(23)	Stock option granted on March 1, 2025. Contingent on Mr. Spillane’s continued employment by the Company on the applicable vesting date, 25% of the shares will vest on March 1, 2026, 25% of the shares will vest on March 1, 2027, 25% of the shares will vest on March 1, 2028, and 25% of the shares will vest on March 1, 2029.
(24)	As a consequence of Mr. Spillane’s continuing advisory relationship with the Company, equity grants will continue to vest in accordance with their respective terms through March of 2026.

THE BOSTON BEER COMPANY, INC.	2026 Proxy Statement	45

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Option Exercises and Stock Vested in Fiscal Year 2025

The following table sets forth information regarding options exercised by our NEOs in Fiscal Year 2025, RSUs previously granted to our NEOs that vested during Fiscal Year 2025, and information regarding the value realized on such exercises and vestings.

	Option Awards		RSAs & RSUs
Name	No. of Shares Acquired on Exercise (#)	Value Realized on Exercise	No. of Shares Vested (#)	Value Realized on Vesting
Jim Koch	—	—	—	—
Diego Reynoso	—	—	1,448	$352,979
Phil Hodges	—	—	6,110	$1,368,553
Michael Crowley	—	—	468	$114,084
Tara Heath	—	—	530	$129,198
Michael Spillane	3,120	$150,393	—	—

Employment Contracts, Termination of Employment, and Change in Control Agreements

Stockholder Rights Agreement

A Stockholder Rights Agreement between Boston Beer and our initial stockholders provides that so long as Mr. Koch remains an employee of Boston Beer, he will devote such time and effort as a full-time, forty (40) hours-per-week occupation, as may be reasonably necessary for the proper performance of his duties and to satisfy the business needs of the Company and Boston Beer will provide Mr. Koch with benefits no less favorable than those formerly provided to him by the Boston Beer Company Limited Partnership.

Non-Compete Agreements

Certain full-time coworkers at Boston Beer, including each of our NEOs, are required to enter into a non-competition agreement with Boston Beer that, where applicable, prohibits them from accepting employment with a competitor for a specified time after leaving the Company. Nevertheless, all coworkers at Boston Beer not covered by a collective bargaining agreement are employed “at-will.”

Change in Control Provisions in LTE Awards

Our LTE Awards do not discriminate in scope or terms of operation for Executive Officers or other salaried coworkers. At the end of Fiscal Year 2025, all outstanding LTE Awards granted under the EEIP become immediately exercisable in full in the event that: (1) there is a Change in Control; and (2) it results in the termination of the employment of the equity holder without cause or good reason within 12 months of the Change in Control. For the purposes of our LTE Awards, the term “Change in Control” means if C. James Koch and/or members of his family cease to control a majority of the Company’s Class B Shares.

www.bostonbeer.com	THE BOSTON BEER COMPANY, INC.	2026 Proxy Statement	46

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Potential Payments Upon Termination or Change in Control

As of December 27, 2025, we did not have employment agreements, severance arrangements, life insurance agreements, or change in control plans with any of our currently serving Named Executive Officers that would provide severance benefits in the event of the termination of their employment or a Change in Control. However, the EEIP provides participants, including our Named Executive Officers, with certain rights in the event of the termination of their employment, including by reason of death or disability or upon a Change in Control of Boston Beer. This section describes the rights of our Named Executive Officers in the hypothetical event that such contingencies occurred on December 27, 2025. On that date, the market price of Boston Beer Class A Common Stock was $197.05 per share.

For the purposes of the Company’s equity grants, the term “Change in Control” means if Mr. Koch and/or members of his family cease to control a majority of the Company’s issued and outstanding Class B Common Stock. The term “Qualified Termination” means if the Change in Control results in the termination of the employment of the participant without cause or good reason within 12 months of the Change in Control. “Cause” means: (i) engaging in knowing and intentional illegal conduct that was or is materially injurious to the Company or its affiliates; or (ii) violating a federal or state law or regulation applicable to the Company’s business, which violation was or is reasonably likely to be injurious to the Company; or (iii) being convicted of, or entering a plea of nolo contendere to, a felony or committing any act of moral turpitude, dishonesty, or fraud against the Company; or (iv) the material misappropriation of property belonging to the Company or its affiliates. “Good Reason” means, without the participant’s written consent: (i) a reduction in base salary; or (ii) a relocation of principal place of work to a location more than 50 miles away from the workplace prior to the relocation; or (iii) the significant reduction of duties or responsibilities when compared to duties or responsibilities in effect immediately prior to the Change in Control.

Payments or benefits under other plans and arrangements that are generally provided on a non-discriminatory basis to all similarly situated employees of the Company upon the termination of their employment are not described, including: (a) accrued base salary; (b) annual incentive earned with respect to completed performance periods; (c) distribution of vested account balances under the Company’s 401(k) plan; and (d) life insurance benefits generally available to all fulltime coworkers.

C. James Koch

Mr. Koch has no outstanding unvested equity. Therefore, he would not receive any vesting benefit in the hypothetical event of his death, disability, or Qualified Termination on December 27, 2025.

Michael Spillane

In the hypothetical event of Mr. Spillane’s death, disability, or Qualified Termination on December 27, 2025, he (or his estate in the event of death) would have had:

•	10,602 option shares immediately vest pursuant to his April 1, 2024 stock option award, exercisable at a price of $304.42 per share. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would not have received any gross income due to the exercise price being higher than the market price.
•	6,842 option shares immediately vest pursuant to his March 1, 2025 stock option award, exercisable at a price of $243.77 per share. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would not have received any gross income due to the exercise price being higher than the market price.
•	4,103 RSUs immediately vest pursuant to the terms of those awards. In the hypothetical event that he sold those shares at the market price on that date, he would have received gross income of $808,496.

In aggregate, Mr. Spillane would have received gross income of $808,496 upon the occurrence of the hypothetical events described above.

Diego Reynoso

In the hypothetical event of Mr. Reynoso’s death, disability, or Qualified Termination on December 27, 2025, he (or his estate in the event of death) would have had:

•	4,859 option shares immediately vest pursuant to his October 31, 2023 stock option award, exercisable at a price of $333.50 per share. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would not have received any gross income due to the exercise price being higher than the market price.
•	19,479 RSUs immediately vest pursuant to the terms of those awards. In the hypothetical event that he sold those shares at the market price on that date, he would have received gross income of $3,838,337.

In aggregate, Mr. Reynoso would have received gross income of $3,838,337 upon the occurrence of the hypothetical events described above.

THE BOSTON BEER COMPANY, INC.	2026 Proxy Statement	47

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Philip A. Hodges

In the hypothetical event of Mr. Hodge’s death, disability, or Qualified Termination on December 27, 2025, he (or his estate in the event of death) would have had:

•	88,268 option shares immediately vest pursuant to his October 28, 2025 stock option award, exercisable at a price of $227.52 per share. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would not have received any gross income due to the exercise price being higher than the market price.
•	38,585 RSUs immediately vest pursuant to the terms of those awards. In the hypothetical event that he sold those shares at the market price on that date, he would have received gross income of $7,603,174.

In aggregate, Mr. Hodges would have received gross income of $7,603,174 upon the occurrence of the hypothetical events described above.

Michael R. Crowley

In the hypothetical event of Mr. Crowley’s death, disability, or Qualified Termination on December 27, 2025, he (or his estate in the event of death) would have had:

•	4,859 option shares immediately vest pursuant to his October 31, 2023 stock option award, exercisable at a price of $333.50 per share. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would not have received any gross income due to the exercise price being higher than the market price.
•	19,479 RSUs immediately vest pursuant to the terms of those awards. In the hypothetical event that he sold those shares at the market price on that date, he would have received gross income of $3,838,337.

In aggregate, Mr. Crowley would have received gross income of $3,838,337 upon occurrence of the hypothetical events described above.

Tara L. Heath

In the hypothetical event of Ms. Heath’s death, disability, or Qualified Termination on December 27, 2025, she (or her estate in the event of death) would have had:

•	720 option shares immediately vest pursuant to her March 1, 2023 stock option award, exercisable at a price of $323.80 per share. In the hypothetical event that she exercised and sold those shares at the market price on that date, she would not have received any gross income due to the exercise price being higher than the market price.
•	9,812 RSUs immediately vest pursuant to the terms of those awards. In the hypothetical event that she sold those shares at the market price on that date, she would have received gross income of $1,933,455.

In aggregate, Ms. Heath would have received gross income of $1,933,455 upon occurrence of the hypothetical events described above.

www.bostonbeer.com	THE BOSTON BEER COMPANY, INC.	2026 Proxy Statement	48

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Pay Versus Performance Disclosure

The following table sets forth information regarding compensation actually paid to our CEO and other NEOs and the financial performance of the Company for the last five fiscal years.

	Summary Compensation Table Total for PEO (Spillane)						Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:
Year		Compensation Actually Paid to PEO (Spillane)	Summary Compensation Table Total for PEO (Burwick)	Compensation Actually Paid to PEO (Burwick)	Summary Compensation Table Total for PEO (Koch)	Compensation Actually Paid to PEO (Koch)			Total Shareholder Return	Peer Group Total Shareholder Return	Net Income	Depletions Growth (%)
2025	$8,892,835	$1,692,486	$—	$—	$5,695	$5,695	$6,800,711	$925,109	$19.42	$127.18	$109,460,000	-4%
2024	$8,291,323	$3,291,232	$1,123,689	$1,123,689	—	—	$1,906,263	$852,270	$29.67	$121.18	$59,695,000	-2%
2023	—	—	$5,902,526	$1,902,406	—	—	$3,011,291	$610,905	$34.05	$122.27	$76,250,000	-6%
2022	—	—	$4,848,737	$848,576	—	—	$1,247,885	$828,547	$32.47	$124.74	$67,263,000	-5%
2021	—	—	$14,840,957	$839,176	—	—	$1,044,866	$876,342	$51.71	$114.51	$14,553,000	22%

Compensation actually paid differs from table totals due to LTE awards with multi-year service and/or performance-based vesting conditions.

The following table sets forth information regarding the identification of our Primary Executive Officer (“PEO”) and non-PEO NEOs for the corresponding fiscal years. In each of these years, our PEO held the title of CEO.

Fiscal Year	CEO(s)	Other NEOs
2021	David A. Burwick	Frank H. Smalla, John C. Geist, Quincy B. Troupe, Lesya Lysyj
2022	David A. Burwick	Frank H. Smalla, John C. Geist, Lesya Lysyj, Carolyn O’Boyle, Quincy B. Troupe
2023	David A. Burwick	Diego Reynoso, Matthew D. Murphy, Philip A. Hodges, John C. Geist, Lesya Lysyj, Frank H. Smalla
2024	David A. Burwick, Michael Spillane	Diego Reynoso, Lesya Lysyj, Carolyn O’Boyle, Michael R. Crowley
2025	Michael Spillane, C. James Koch	Diego Reynoso, Philip A. Hodges, Michael R. Crowley, Tara L. Heath

Most Important Financial Measures

The following table outlines the most important financial measures upon which the Company relies when analyzing and setting executive compensation levels.

Depletions Growth: year-over-year growth of sales by our wholesalers to retailers
Net Revenue Growth: compounded net revenue growth rates over a two-year period
EBIT: annual earnings before interest and taxes. EBIT is equivalent to Operating Income on the Income Statement in the Company’s Annual Report on Form 10-K for Fiscal Year 2025
Focused Cost Savings: annual focused operating expense cost savings, previously referred to as “resource efficiency”

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Relationship Between Most Important Financial Measures and Executive Compensation

As described below and elsewhere in this Proxy Statement, over the last five fiscal years we have relied on the above measures as criteria for the variable aspects of our executive compensation, particularly our cash bonus and LTE programs. Below is a description of the relationship between those measures and programs. These elements are also described in detail above under the headings “Cash Incentive Bonuses” and “Long-Term Equity Awards.”

•	Depletions Growth: Year-over-year Depletions Growth was weighted as 50% of our Bonus Scale in fiscal years 2023 through 2025 and 60% of our Bonus Scale in fiscal years 2021 through 2022.
•	Net Revenue Growth: The annual performance-based equity awards granted to our Executive Officers in 2025 were contingent upon the Company achieving certain compounded annual growth rate targets based on net revenue growth in Fiscal Year 2027 over Fiscal Year 2024, which has similarly been the case for the annual long-term equity awards granted to our CEO and other NEOs in each of the previous four fiscal years.
•	EBIT: EBIT was weighted as 30% of our Bonus Scale in 2023 through 2025 and 20% of our Bonus Scale in fiscal years 2021 through 2022.
•	Focused Cost Savings: Focused operating expense cost savings targets, previously referred to as “resource efficiency,” were weighted as 20% of our Bonus Scale in Fiscal Year 2025 and each of the previous four fiscal years.

The following tables set forth information regarding the correlation between each of these financial performance measures and the compensation actually paid to our CEO and the average compensation paid to our other NEOs over the last five fiscal years. When reviewing these tables, it is important to note that:

•	David A. Burwick served as President and CEO from April 2018 to February 2024; Michael Spillane served as President and CEO from February 2024 to August 2025; C. James Koch assumed the role of President and CEO in August 2025. The below charts include separate columns for their compensation in those respective years.
•	A substantial portion of Mr. Burwick’s compensation in 2021 was attributable to two special equity grants awarded for the purposes of retaining him to provide leadership stability and to align his total compensation with the market compared to similarly sized companies. Excluding the value of those two special equity awards as of the grant date, his total compensation was $4,840,386 in 2021.
•	2023 compensation for our non-CEO NEOs includes the value of special long-term equity awards granted to two NEOs in connection with their recruitment and hiring, and another special long-term equity award to another NEO in connection with his appointment as interim CFO.
•	Mr. Koch’s compensation in 2025 was comprised solely of $5,637 in health and welfare coverage and $58 in life and disability insurance premiums, resulting in $5,695 in total compensation for 2025. He received no base salary, cash bonus, equity awards, or other compensation.
•	2025 compensation for our non-CEO NEOs includes the value of special long-term equity awards granted to Mr. Reynoso and Mr. Hodges, as described above under the headings “Special RSU to Treasurer & CFO Diego Reynoso”, “Equity Adjustment for then Chief Supply Chain Officer Philip A. Hodges”, and “LTE Awards to Chief Operating Officer Philip A. Hodges.”

Depletions Growth

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Net Revenue Growth

EBIT

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Focused Cost Savings

Net Income

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Relationship Between Company and Peer Group Total Shareholder Return

The following table sets forth information regarding the relationship between the Company’s total shareholder return (“TSR”) and its peer group’s TSR. For the purposes of this table, the Company’s peer group is represented by Standard & Poor’s 500 Beverage Index, which consists of producers of alcoholic and non-alcoholic beverages (“S&P 500 Beverages Index”) for the five years ended December 27, 2025 The table assumes that the value of the investment in Boston Beer stock and the index was $100 on December 26, 2020. The TSR is reflected as of the end of the Company’s respective fiscal years.

Total Shareholder Return

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Pay Ratio Disclosure

The SEC requires companies to disclose the total compensation paid to their median employee, as well as the ratio of the annual total compensation of their CEO to the annual total compensation of the median employee. The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934.

Pay Ratio Disclosure

As outlined above, in 2025 Mr. Spillane served as President and CEO through August 15 and was succeeded by C. James Koch on that date. As outlined in detail in the Summary Compensation Table and elsewhere in this Proxy Statement, Mr. Koch earned annual total compensation of $5,695 and Mr. Spillane earned annual total compensation of $8,892,835 in 2025. During that same period, our median-compensated coworker’s annual total compensation was $100,508. The breakdown of the annual total compensation mix of the CEO and the Company’s median employee, which we refer to as our median-compensated coworker, is outlined below.

Position	Salary	Performance Bonus	Equity Awards	Other Comp	Total
C. James Koch	$0	$0	$0	$5,695	$5,695
Michael Spillane	$803,519	$874,281	$7,200,350	$14,685	$8,892,835
Median-Compensated Coworker	$83,463	$12,000	$0	$5,045	$100,508

For the purposes of determining the 2025 annual total compensation of the CEO and the median-compensated coworker, “Other Comp” includes group life insurance premium contributions by the Company, Company matching contributions under the Company’s 401(k) plan, company contributions to health savings accounts, wellness plan reimbursements, car allowances (if applicable), reimbursement of relocation expenses (if applicable), and health & welfare coverage (if applicable).

In determining the median-compensated coworker, a list was prepared of all coworkers of the Company as of December 27, 2025, excluding the CEO and coworkers on leaves of absence. The list was ranked by total compensation, and the median-compensated coworker was selected from that ranking.

As a result, Mr. Koch’s 2025 total compensation was 5.7% of the total compensation of our median-compensated coworker, and Mr. Spillane’s total 2025 compensation was approximately 88.5 times that of our median-compensated coworker.

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Stock Ownership of Board, Management, and Principal Stockholders

The following table sets forth certain information regarding beneficial ownership of our Class A Common Stock and Class B Common Stock as of the Record Date by:

•	Our Directors, all of whom are nominees for reelection except for Mr. Spillane;
•	Our 2025 Named Executive Officers;
•	All Directors and Executive Officers as a group; and
•	Each person (or group of affiliated persons) known by us to be a beneficial owner of more than 5% of our outstanding Class A Common Stock or Class B Common Stock.

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except as otherwise noted. Beneficial ownership is determined under the rules of the SEC; the information set forth below is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and any shares that the individual has the right or option to acquire under certain circumstances. Unless otherwise indicated, each person or entity named below held sole voting and investment power over the shares listed.

The share information below is as of the Record Date, except the information relating to those certain entities described in footnotes 14 through 17 to the below table is as of the dates disclosed in such footnotes and percentages are calculated assuming continued beneficial ownership as of the Record Date. All shares listed below are Class A Shares, except for Class B Shares, all of which are held by Mr. Koch. Ownership percentages shown below are percentages of all outstanding Class A Shares, except in the case of the percentage ownership of Mr. Koch, which reflects his percentage ownership of all outstanding Class A Shares and Class B Shares, as of the Record Date.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Directors and Named Executive Officers:
C. James Koch(1)	2,271,472	21.8%
Samuel A. Calagione, III(2)	338,035	4.0%
Cynthia A. Fisher(3)	214,608	2.6%
Philip A. Hodges(4)	74,723	*
Michael Spillane(5)	33,691	*
Diego Reynoso(6)	33,663	*
Tara L. Heath(7)	14,719	*
Michael R. Crowley(8)	12,812	*
Meghan V. Joyce(9)	5,749	*
Julio N. Nemeth(10)	4,679	*
Christopher I. “Biz” Stone(11)	3,189	*
Joseph H. Jordan(12)	3,189	*
Cynthia L. Swanson(13)	2,906	*
All Directors and Executive Officers as a group (16 people)	2,862,239	27.4%
Owners of 5% or More of the Company’s Outstanding Shares:
The Vanguard Group(14) 100 Vanguard Blvd., Malvern, PA 19355	1,039,184	12.1%
BlackRock, Inc.(15) 55 East 52nd Street New York, NY 10055	827,289	8.2%
FMR LLC(16) 245 Summer Street Boston, MA 02210	500,814	5.2%
AQR Capital Management, LLC(17) One Greenwich Plaza SUITE 130 Greenwich, CT 06830	440,224	5.1%

*	Represents holdings of less than one percent (1%).

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(1)	Mr. Koch’s shares include 12,227 directly-held Class A Shares; 2,068,000 directly-held Class B Shares, constituting all of the outstanding shares of Class B Common Stock; options to acquire 4,056 Class A Shares, exercisable currently or within sixty (60) days; 23,486 Class A Shares held for the benefit of his children; 122,923 Class A Shares held by as the sole member of a family foundation; and 5,000 Class A Shares held as trustee in a trust of which he is the sole beneficiary. His shares also include 35,780 Class A Shares reported as beneficially owned by his wife Ms. Fisher, consisting of 2,532 Class A Shares held as trustee of irrevocable trusts for the benefit of their children, and 33,248 Class A Shares held in a collection of generation skipping trusts, as to which Ms. Fisher has sole voting and investment power and as to which Mr. Koch disclaims beneficial ownership.
(2)	Mr. Calagione’s shares include 14,040 directly held Class A Shares; 27,165 Class A Shares held in a trust for the benefit of his son; 27,165 Class A Shares held in trust for the benefit of his daughter; 99,430 Class A Shares held in a dynasty trust for the benefit of his wife and children; 102,284 Class A Shares held in a family trust for the benefit of his wife and children; and 67,951 Class A Shares held in a limited partnership for which Mr. Calagione is a partner.
(3)	Ms. Fisher’s shares include 2,210 directly-held Class A Shares; options to acquire 9,401 Class A Shares exercisable currently or within sixty (60) days; and 271 unvested shares of restricted stock. Her shares also include 2,532 Class A Shares held as trustee of irrevocable trusts for the benefit of her children; 33,248 Class A Shares held by as trustee of a collection of generation-skipping trusts; and 20,537 Class A Shares held in trust by a limited liability company of which she is the manager and to which she disclaims beneficial ownership. Her shares also include 23,486 Class A Shares reported as beneficially owned by her husband, Mr. Koch, for the benefit of their children, for which Mr. Koch has sole voting and investment power and as to which Ms. Fisher disclaims beneficial ownership. Her shares also include 122,923 Class A Shares reported as beneficially owned by Mr. Koch as sole member of a family foundation, as to which Ms. Fisher disclaims beneficial ownership.
(4)	Mr. Hodges’ shares include options to acquire 29,422 Class A Shares exercisable currently or within sixty (60) days and 30,378 unvested shares of restricted stock.
(5)	Mr. Spillane’s shares include options to acquire 22,184 Class A Shares exercisable currently or within sixty (60) days and 10,673 unvested shares of restricted stock.
(6)	Mr. Reynoso’s shares include options to acquire 7,287 Class A Shares exercisable currently or within sixty (60) days and 23,097 unvested shares of restricted stock.
(7)	Mrs. Heath’s shares include options to acquire 720 Class A Shares exercisable currently or within sixty (60) days and 11,012 unvested shares of restricted stock.
(8)	Mr. Crowley’s shares include 11,019 unvested shares of restricted stock.
(9)	Ms. Joyce’s shares include options to acquire 5,031 Class A Shares exercisable currently or within sixty (60) days and 271 unvested shares of restricted stock.
(10)	Mr. Nemeth’s shares include options to acquire 3,961 Class A Shares exercisable currently or within sixty (60) days and 271 unvested shares of restricted stock.
(11)	Mr. Stone’s shares include options to acquire 2,136 Class A Shares exercisable currently or within sixty (60) days and 271 unvested shares of restricted stock.
(12)	Mr. Jordan’s shares include options to acquire 2,136 Class A Shares exercisable currently or within sixty (60) days and 271 unvested shares of restricted stock.
(13)	Ms. Swanson’s shares include options to acquire 1,970 Class A Shares exercisable currently or within sixty (60) days and 271 unvested shares of restricted stock.
(14)	Information is based on a Schedule 13G/A filed with the SEC on January 30, 2026 by The Vanguard Group, which reported sole voting power with respect to 0 shares, shared voting power with respect to 58,507 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 1,039,184 shares.
(15)	Information is based on a Schedule 13G/A filed with the SEC on January 25, 2024 by BlackRock, Inc., which reported sole voting power with respect to 808,448 shares and sole dispositive power with respect to 827,289 shares.
(16)	Information is based on a Schedule 13G/A filed with the SEC on November 12, 2024 by FRM LLC, which reported sole voting power with respect to 500,044 shares and sole dispositive power with respect to 500,814 shares.
(17)	Information is based on a Schedule 13G/A filed with the SEC on February 12, 2026 by AQR Capital Management, LLC, which reported shared voting and dispositive power with respect to 440,224 shares.

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Sustainability

We are committed to strong corporate governance, corporate responsibility, and the accountability of our Board and our Executive Leadership Team (“ELT”) to our stockholders. This section provides a summary of the Board’s and management’s oversight of our strategies regarding sustainability and an early snapshot of selected highlights of the previous year’s accomplishments.

Our sustainability reporting has evolved over time, beginning with disclosures in our proxy statement in 2019, followed by the publication of our inaugural sustainability report in 2022. As stakeholder expectations and regulatory requirements have continued to evolve, we have maintained a focus on accurate and transparent reporting on the Company’s impacts on our people, our planet, and our communities. In 2025, we continued to refine our governance structures and reporting practices to support clear oversight, accountability, and responsible long-term sustainable growth.

In 2025, one of our key sustainability achievements was to publish sustainability goals and targets in our 2024 sustainability report, which were the result of extensive cross-functional collaboration across the Company, in addition to review by the ELT and the Board. We also focused on strengthening sustainability data governance and disclosure readiness to support transparency, data integrity, and defensible disclosures. This included enhancements to emissions data management, reporting systems, and methodologies.

Additional information on our sustainability initiatives and historical sustainability reports is available on our website at www.bostonbeer.com/our-impact/sustainability. We expect to publish our next sustainability report in the summer of 2026. In advance of the publication of that report, here is an early look at some of our sustainability highlights from 2025.

2025 Sustainability Highlights

2025 Environmental Highlights

•	In 2025, the Company formed an Energy Savings Group comprised of cross-functional brewery engineering, facility, and utilities coworkers to support energy and resource efficiency efforts across our manufacturing sites. At the Company’s largest manufacturing site, the Samuel Adams Pennsylvania Brewery (SAPB), these efforts supported the following environmental improvements:
	•	Improved water usage efficiency through enhancements to Clean-in-Place system operations, resulting in the reduction of approximately 40.7 million gallons of water over the course of the year.
	•	Reduced energy consumption rate through upgrades to electrical infrastructure at SAPB, improving operating efficiency and system reliability, initially expected to reduce electricity use by approximately 5%. Early operational data tracking has indicated savings closer to 8%.
•	Our Transportation Team improved truckload utilization by approximately 2% in 2025 compared to 2024, with an overall efficiency rate of 95.39%. Improving truck utilization allows us to reduce the total number of trucks needed to ship our products and enable each truck to carry more products, thus reducing the overall emissions output of our transportation network.
•	Expanded packaging reporting capabilities by building a process for quantifying total packaging tonnage, establishing a baseline that positions us to evaluate and institute improvements to packaging materials, including recyclability and compost-ability.

2025 Social Highlights

•	Creating and maintaining healthy and safe working environments is a critical part of our sustainability strategy. In 2025, we achieved an overall injury reduction rate of 11%, with the ultimate target of achieving an injury-free workplace by 2030. More notably, we reduced lost time injuries by 40%, reflecting our proactivity and commitment to on-site training services in order to enable a healthier workplace.
•	As part of our Learning and Development team’s mission, we hold managers accountable for creating an environment that enhances coworker development. In 2025, we continued to strengthen manager capabilities through the Moments that Matter leadership training series, designed to empower all people leaders in handling key leadership moments effectively.
•	Our People & Culture team redesigned and integrated a simplified Skills & Behaviors Model to support development and performance conversations across the Company, providing a clearer shared language for development and performance evaluations.
•	We remain committed to fostering an inclusive workplace where all coworkers feel heard, valued, and respected. In 2025, the Company continued to advance its commitment to an inclusive workplace by expanding inclusive leadership development and coworker network engagement, including bystander intervention training, allyship programs, and the New Leader Experience.

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•	Led by the Social Impact team, 994 Boston Beer coworkers participated in “Benevolence Days,” collectively volunteering more than 2,900 hours supporting 49 community partners and their mission-driven work.
•	In 2025, our Samuel Adams Brewing the American Dream program continued to support small business owners in the food, beverage, and brewing industries, in partnership with Accion Opportunity Fund and local nonprofit partners. Since its inception, the program has facilitated more than 4,500 loans totaling nearly $113 million.
•	Through Dogfish Head’s Beer & Benevolence program, the Company supported coastal Delaware communities in 2025 by partnering with more than 120 nonprofit organizations and investing approximately $545,000 through grants, product donations, fundraising initiatives, and community events.
•	We remain committed to pay transparency by providing coworkers with insight into pay philosophy, administration, and job-specific pay ranges. In 2025, we refined our compensation strategy, expanded education for leaders and coworkers, enhanced manager training on compensation conversations, and engaged an independent third-party to analyze pay equity.
•	In 2025, the Company enhanced its wellness program that incentivizes coworkers to engage in healthy habits and continued to offer low-cost high-quality health benefit programs for coworkers and their families enrolled in Company medical plans.

2025 Governance Highlights

•	The Board maintains ongoing oversight of leadership development and succession planning, with primary responsibility for CEO succession and oversight of executive officer succession. As a result of these succession planning efforts, the Company promoted and/or filled four executive roles with internal candidates in 2025.
•	The Board and the Nominating/Governance Committee oversee Board succession planning. While there was not a need to fill a Board seat in 2025, as a result of these succession planning efforts the Board was able to appoint new Chairs of the Audit Committee and Compensation Committee in 2025.
•	Since launching our Universal Handbook in 2024, we continue to regularly review and update the handbook to keep with best practices and ensure compliance with federal, state, and local laws.
•	We continue to ensure that our core company policies align with best practices, legal requirements, and the evolving needs of our business. Over the course of 2025, we updated our Harassment Policy, T&E Policy, Drug & Alcohol Policy, Procurement Policy, Social Media Policy, Internal Hiring Policy, and Benefits Committee Charter.
•	The Company strengthened data governance through the development of a greenhouse gas inventory management plan, building consensus to implement an enhanced sustainability data management platform, and embarked on a project to create a comprehensive CO2 recapture methodology.

Sustainability Governance and Oversight

We believe that governance, responsibility, and accountability are vital to ensure that sustainability matters are actively managed throughout the Company. To ensure that sustainability is owned, measured, and managed across the organization, we have designed the following governance structures:

•	Our Executive Leadership Team is responsible for the adoption of sustainability strategies and the execution of related initiatives across the Company.
•	The full Board is responsible for overseeing management’s approach to sustainability and related environmental, social, and governance matters.
•	The Nominating/Governance Committee provides guidance on environmental sustainability and social responsibility matters and helps to ensure that the full Board is properly addressing sustainability topics as needed.
•	The Compensation Committee provides recommendations to the Board and the ELT on the Company’s culture and people-related initiatives.
•	In 2021, the Company formed an Executive Sustainability Committee (“ESC”) comprising a cross-functional group of senior leaders. The ESC meets quarterly and provides ongoing guidance on sustainability-related matters.
•	Our Sustainability Network Group, comprised of over 200 passionate coworkers, meets regularly throughout the year to drive grassroots participation in our sustainability initiatives via innovative programming and opportunities for engagement.

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Audit Information

Deloitte served as our independent registered public accounting firm and audited our consolidated financial statements for Fiscal Year 2025 and Fiscal Year 2024.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee pre-approved all such audit and non-audit services provided by Deloitte during 2025 and 2024. The aggregate fees billed to the Company by Deloitte for Fiscal Year 2025 and Fiscal Year 2024 were as follows:

	2025	2024
Audit Fees	$1,300,000	$1,265,000
Audit-Related Fees(1)	$64,000	$62,000
Tax Fees(2)	$109,000	$80,000
TOTAL	$1,473,000	$1,407,000

(1)	Audit-related fees in 2025 and 2024 include fees paid to Deloitte for work related to the Company’s 401(k) plan.
(2)	Tax fees in 2025 and 2024 represent fees paid to Deloitte for federal and state tax return compliance assistance and tax transfer pricing study.

Representatives of Deloitte are expected to be present at the 2026 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee, which is comprised of three independent Directors, oversees Boston Beer’s financial reporting process on behalf of the Board. In that regard, the Audit Committee has reviewed and discussed our audited consolidated financial statements with management and Deloitte. The Audit Committee has also discussed with Deloitte the matters required to be discussed pursuant to applicable standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte their independence.

In addition, the Audit Committee met with senior management periodically during 2025 and reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal controls. The full scope of the Committee’s responsibilities is outlined under the heading “Audit Committee” above. As part of its processes, the Audit Committee has continued to monitor the scope and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee regularly meets privately with representatives of Deloitte, our Director of Risk Management & Internal Audit, and other members of our management, each of whom has unrestricted access to the Audit Committee.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements should be included in our Annual Report on Form 10-K for Fiscal Year 2025 filed with the SEC.

Cynthia L. Swanson (Chair) Joseph H. Jordan Meghan V. Joyce

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Voting Matters for 2026 Annual Meeting

Item 1:    Election of Class A Directors by Class A Stockholders

The Board of Directors, upon the recommendation of the Nominating/Governance Committee, has nominated Meghan V. Joyce, Joseph H. Jordan, and Cynthia L. Swanson for election to the Board as Class A Directors for a one-year term. Provided a quorum is present and it is an uncontested election, these Directors are elected by a plurality of votes cast by the Class A Stockholders at the Annual Meeting.

The Board of Directors recommends that the Class A Stockholders vote “FOR” all nominees for Class A Director.

Item 2:    Advisory Vote on Executive Compensation by Class A Stockholders

At Boston Beer’s 2023 Annual Meeting of Stockholders, a non-binding advisory vote was taken on the frequency of future advisory votes regarding Named Executive Officer compensation. Consistent with the recommendation of the Board of Directors, a majority of Class A Shares cast on the matter were in favor of holding such an advisory vote on an annual basis. After consideration of the 2023 voting results, and based upon its prior recommendation, the Board determined that we would conduct future advisory votes regarding compensation awarded to its Named Executive Officers on an annual basis. While the Class A Stockholders have only limited voting rights, consistent with the intent of the Dodd-Frank Act and SEC rules, the Board is providing Class A Stockholders with the opportunity to cast a non-binding advisory vote to approve the compensation of Boston Beer’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

The compensation of our NEOs is disclosed in the CD&A, the compensation tables, and the related disclosures contained in this Proxy Statement. As described in the CD&A, Boston Beer has adopted an executive compensation philosophy designed to deliver competitive total compensation upon the achievement of financial and/or strategic performance objectives that will attract, motivate, and retain leaders who will drive the creation of stockholder value. In order to implement that philosophy, the Compensation Committee has established a disciplined process for the adoption of executive compensation programs and individual Executive Officer pay actions. Boston Beer believes that its compensation policies focus on pay-for-performance principles, align with the long-term interests of our stockholders, and provide an appropriate balance between risks and incentives. Stockholders are urged to read the CD&A, which discusses in greater detail how Boston Beer implements its executive compensation philosophy. The Board of Directors asks stockholders to indicate their support for the NEO compensation program, as described in this Proxy Statement, by approval of the following resolution:

“RESOLVED, that the compensation policies and procedures followed by Boston Beer and the Compensation Committee of Boston Beer’s Board of Directors and the level and mix of compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, are hereby determined to be appropriate and are accordingly approved on an advisory basis.”

The vote on this Item 2 is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. However, the Board and the Compensation Committee value input from stockholders and will consider the outcome of the vote when making future executive compensation decisions.

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Item 2 on an advisory basis.

The Board of Directors recommends a vote “FOR” the adoption of the foregoing resolution approving Boston Beer’s executive compensation policies and procedures and the compensation paid to its Named Executive Officers for Fiscal Year 2025, as disclosed in the CD&A, the compensation tables, and related narratives in this Proxy Statement.

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Item 3:    Election of Class B Directors by the Class B Stockholder

The Nominating/Governance Committee recommends that Samuel A. Calagione, III, Cynthia A. Fisher, C. James Koch, Julio N. Nemeth, and Christopher I. “Biz” Stone be elected at the Annual Meeting as Class B Directors for a one-year term.

The Board of Directors recommends that the Class B Stockholder vote “FOR” all such nominees for Class B Director.

Item 4:    Ratification of Appointment of Independent Registered Public Accounting Firm by the Class B Stockholder

Deloitte has been selected by the Audit Committee to serve as our independent registered public accounting firm for Fiscal Year 2026.

Although our By-Laws do not require stockholder ratification or other approval of the retention of our independent registered public accounting firm, as a matter of good corporate governance, the Board is requesting that the Class B Stockholder ratify the selection of Deloitte as our independent registered accounting firm for Fiscal Year 2026.

Under Boston Beer’s By-Laws, voting rights regarding matters other than a limited number of specific issues solely rest with the Class B Stockholder(s). Accordingly, an affirmative vote of the sole Class B Stockholder is required to approve this Item 4.

The Board of Directors recommends that the Class B Stockholder vote “FOR” the ratification of the appointment by the Audit Committee of Deloitte as our independent registered public accounting firm for Fiscal Year 2026.

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Frequently Asked Questions

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Boston Beer for use at the 2026 Annual Meeting of Stockholders and any adjournments thereof.

1.	When and where is the Annual Meeting and who may attend?

The Annual Meeting will be held on Wednesday, May 27, 2026, at 3:00 p.m. ET at the Samuel Adams Boston Taproom, located at 60 State Street in Boston, Massachusetts. Check-in prior to the formal portion of the meeting will take place in the lobby area of the Taproom, which will be open at approximately 2:00 p.m. ET. Stockholders who are entitled to vote are permitted to attend the meeting. Use of public transportation is strongly encouraged due to parking limitations. The closest subway stops are Government Center and State. For the commuter rail, the Taproom is also approximately a half-mile walk through downtown Boston from both South Station and North Station. While we anticipate being able to accommodate all attendees based on historical attendance statistics, we also encourage you to arrive early due to capacity restrictions at the Taproom.

2.	Who is eligible to vote?

You are eligible to vote if you held shares of Class A or Class B Common Stock as of the close of business on the Record Date, March 20, 2026. Each outstanding Class A Share and Class B Share entitles the stockholder to one (1) vote on each matter properly brought before the respective Class. On the Record Date, we had outstanding and entitled to vote 8,373,366 Class A Shares and 2,068,000 Class B Shares.

3.	What is the difference between a “Registered Stockholder” and a “Beneficial Owner”?

If your shares are registered in your name on the books and records of Computershare, our registrar and transfer agent, you are a “Registered Stockholder” (also sometimes referred to as a Stockholder of Record). If you are a Registered Stockholder, we sent the Notice directly to you. If your shares are held by your broker or bank on your behalf, you are considered a “Beneficial Owner.” If this is the case, the Notice and instructions on how to vote your shares have been sent to you by your broker, bank, or other holder of record.

4.	I am eligible to vote and want to attend the Annual Meeting. What do I need to bring? Do I need to contact Boston Beer in advance of the Annual Meeting?

If you are a Stockholder of Record, please bring your Admission Ticket, the Notice, or other evidence of ownership, if you voted by mail, or the Notice and photo identification, if you voted by phone or internet. If you are a Beneficial Owner, you must present proof of ownership of Boston Beer shares as of March 20, 2026, such as the Notice you received from your broker or a brokerage account statement, and photo identification. In either case, you do not need to contact us in advance to inform us that you will be attending.

5.	I am a Registered Stockholder. How do I cast my vote?

By Internet or Telephone Prior to the Meeting: You may vote your shares via the internet or by telephone by following the instructions provided in the Notice. To vote by the internet, go to www.envisionreports/sam and follow the steps outlined on the secured website. To vote by telephone, call toll free at 1-800-652-8683. Internet and telephone voting for Stockholders of Record will be available 24 hours a day and will close at 11:59 p.m. ET on May 26, 2026.

By Mail Prior to the Meeting: If you received printed copies of the Proxy Materials, you may vote by completing, signing, and dating the Proxy Card and returning it in the prepaid envelope.

In Person at the Annual Meeting: You may vote in person at the Annual Meeting. If you voted via proxy before the meeting, you must revoke it in order to vote in person. If you need to revoke your proxy, please consult with a Boston Beer representative upon admission to the Annual Meeting.

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6.	I am a Beneficial Owner. How do I cast my vote?

As the Beneficial Owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by mail using the voting instruction card included in the mailing. You will receive instructions from your broker, bank, or other holder of record regarding how to provide direction on the voting of your shares. If you are a Beneficial Owner and wish to vote your shares in person at the Annual Meeting, you must bring a Legal Proxy provided by your bank, broker, or other holder of record.

7.	Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed Proxy Materials?

As permitted by the rules of the SEC and as a way to reduce our printing and mailing costs, we make the Proxy Materials available to our stockholders on the internet. Unless you previously asked to receive a paper copy of the Proxy Materials, we mailed you a Notice containing instructions on how to access the Proxy Materials online, as well as how you may submit your proxy over the internet or by telephone. If you would like a paper copy of our Proxy Materials, please follow the instructions contained in the Notice.

8.	What is a “proxy” and what is a “proxy statement”?

A “proxy” is the legal designation of another person to vote the shares you own. That other person is called your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. A “proxy statement” is a document that SEC regulations require us to give you when we ask you to designate individuals to vote on your behalf.

9.	As a Class A Stockholder, what are my voting choices for each of the proposals to be voted on at the Annual Meeting?

Item 1: Election of Three Class A Director Nominees

Voting Choices

•	Vote in favor of all nominees;
•	Vote for specific nominees and withhold a favorable vote for specific nominees; or
•	Withhold a favorable vote for all nominees.

The Board recommends a favorable vote FOR ALL nominees.

Item 2: Non-binding advisory Say-on-Pay vote to approve Boston Beer’s NEO Compensation

Voting Choices

•	Vote for the proposal;
•	Vote against the proposal; or
•	Abstain from voting for the proposal.

The Board recommends a vote FOR the proposal.

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10.	How many shares must be present, in person or by proxy, to hold the Annual Meeting?

The holders of a majority of the issued and outstanding shares of each class of Common Stock are required to be present in person or to be represented by proxy at the Annual Meeting in order to constitute a “quorum” to vote on the matters coming before their respective Class.

11.	How will “withhold” votes, abstentions, and broker non-votes be counted for matters to be voted on by the Class A Stockholders?

Abstentions, “withhold” votes, and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

As our Class A Director nominees are running unopposed this year and are elected by a plurality of votes cast by the Class A Stockholders, each nominee technically only needs one vote to be elected. However, our Class A Stockholders have the option to express dissatisfaction with one or more candidates by indicating that they wish to “withhold” favorable votes with respect to certain or all Class A Director nominees. A substantial number of “withhold” votes will not prevent a nominee from getting elected but could potentially influence decisions by the Board concerning future nominations. The election of directors is a matter considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on this proposal. Votes that are withheld and broker non-votes will have no effect on the outcome of the election for directors because directors will be elected by a plurality of votes cast.

The advisory vote on executive compensation is a matter considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on this proposal. Abstentions on the advisory vote of Class A Stockholders regarding the compensation of our Named Executive Officers will have the same effect as negative votes. Broker non-votes will not have an effect on the outcome of the vote regarding the advisory vote on compensation of our Named Executive Officers.

12.	I am a Class A Stockholder. What if I do not specify a choice for a matter when returning a proxy card?

If you are a Stockholder of Record and you sign and return the proxy card without indicating your instructions, your shares will be voted as recommended by the Board on each of the agenda items for which you are entitled to vote and have not clearly indicated your vote. For example, your shares will be voted in favor of each of the Class A Director nominees and in favor of the proposal to approve, on an advisory basis, the Company’s 2025 NEO compensation. In addition, if other matters come before the meeting, your proxy will have discretion to vote on these matters in accordance with their best judgment. If you are a Beneficial Owner and do not provide voting instructions on the form provided by your bank, broker, or other nominee holding your shares of Class A Common Stock, your shares may not be voted with respect to “non-routine” matters such as the election of directors, the proposal to approve, on an advisory basis, the Company’s 2025 NEO compensation.

13.	What does it mean if I receive more than one Notice?

If you receive multiple Notices, it means that you hold your shares in different ways (for example, some shares held by you directly, some beneficially or in a trust, in custodial accounts, or by joint tenancy) or in multiple accounts. Each Notice you receive should be voted separately by internet, telephone, or mail.

14.	May stockholders ask questions at the Annual Meeting?

Yes. There will be a question-and-answer period after the formal portion of the meeting has been concluded. In order to provide an opportunity for everyone who wishes to ask a question, stockholders may be limited in the number of questions they may ask. Stockholders should direct questions to the Chairman and confine questions to matters that relate to Company business.

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15.	When will Boston Beer announce the voting results?

We will announce the preliminary voting results at the Annual Meeting. We will report the final results in a Form 8-K filed with the SEC within four business days after the meeting.

16.	I lost my Notice or Proxy Materials. How am I able to vote?

You will need the control number found on the bottom of your Notice to be able to vote your shares. If you are a Stockholder of Record and you have not received your Notice or Proxy Materials by April 24, 2026 or have lost or misplaced your Notice or Proxy Materials, please contact Computershare at 888-877-2890 or www.computershare.com to get your control number. If you are a Beneficial Owner, please contact your bank, broker, or other holder of record.

17.	Can I revoke or change my proxy?

You may revoke or change your proxy at any time before it is exercised by: (1) delivering a signed proxy card to Boston Beer with a date later than your previously delivered proxy; (2) voting in person at the Annual Meeting after revoking your proxy; (3) granting a subsequent proxy through the internet or telephone; or (4) sending a written revocation to The Boston Beer Company, c/o Corporate Secretary, Michael G. Andrews, One Design Center Pl., Suite 850, Boston, MA 02210. Your most current proxy is the one that will be counted.

18.	Who incurs the expenses of the proxy solicitation?

All proxy soliciting expenses incurred in connection with the Company’s solicitation of proxies for the Annual Meeting will be borne by the Company. Our coworkers may solicit proxies by mail, telephone, fax, or personal contact, without being additionally compensated. In addition, Boston Beer has retained Morrow Sodali, a professional proxy solicitation firm, to assist in the solicitation of proxies for a fee of $10,000, plus reimbursement of reasonable expenses.

19.	How can I contact Boston Beer?

Our mailing address is: The Boston Beer Company, Attn: Investor Relations, One Design Center Place, Suite 850, Boston, Massachusetts 02210. Our main telephone number is (617) 368-5000. Our investor relations website is investors.bostonbeer.com. Investor relations questions may be directed to (617) 368-5152.

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Other Information

2025 Annual Report

A copy of the 2025 Annual Report on Form 10-K as required to be filed with the SEC, excluding exhibits, is incorporated by reference, and will be mailed to stockholders without charge upon written request to: Investor Relations, The Boston Beer Company, Inc., One Design Center Place, Suite 850, Boston, Massachusetts 02210.

Stockholder Proposals for 2027 Annual Meeting

Stockholders interested in submitting a proposal intended for inclusion in the Proxy Materials for the Annual Meeting of Stockholders to be held in 2027 may do so by following the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received at the Company’s principal executive offices in Boston, Massachusetts on or before December 11, 2026.

If a stockholder wishes to present a proposal at the 2027 Annual Meeting of Stockholders but not have it included in the Company’s Proxy Materials for that meeting, the proposal must be received by the Company no later than March 1, 2027, and it must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the SEC. If a stockholder does not meet this deadline or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the Annual Meeting.

Householding of Proxy Materials

The Company and some brokers “household” the Annual Report and proxy materials, delivering a single copy of each to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, including the Annual Report, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker, if your shares are held in a brokerage account, or the Company, if you hold registered shares, at which time we will promptly deliver separate copies of the materials to each of the affected stockholders or discontinue the practice, according to your wishes. You can notify us by sending a written request to Investor Relations, The Boston Beer Company, Inc., One Design Center Place, Suite 850, Boston, Massachusetts 02210 or by telephone at (617) 368-5152.

By order of the Board of Directors,

Michael G. Andrews

Associate General Counsel &

Corporate Secretary

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01 - Meghan V. Joyce 02 - Joseph H. Jordan 03 - Cynthia L. Swanson Mark here to vote FOR all nominees 1 U P X For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. Mark here to WITHHOLD vote from all nominees Proposals — T A he Board of Directors recommend a vote FOR all nominees listed and FOR Proposal 2. 04919B 2. Advisory vote to approve our Named Executive Officers’ executive compensation. 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2026 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/SAM or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 11:59 p.m., ET, on May 26, 2026. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SAM Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SAM Notice of 2026 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 27, 2026 The undersigned, a stockholder of The Boston Beer Company, Inc., hereby appoints C. James Koch, Tara L. Heath, and Michael G. Andrews, or any of them, acting singly, the undersigned’s proxy, with full power of substitution, to appear and vote at the Annual Meeting of Stockholders, to be held on Wednesday, May 27, 2026, or at any adjournments thereof, upon such matters as may come before the Meeting. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) The Boston Beer Company, Inc. C Non-Voting Items IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/SAM